Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-214739

PROSPECTUS SUPPLEMENT

(To Prospectus, dated December 7, 2016)

Common Stock

Navios Maritime Acquisition Corporation

Having an Aggregate Offering Price of up to $25,000,000

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock having an aggregate offering price of up to $25,000,000, through the sales agent named in this prospectus supplement. We are a Marshall Islands corporation.

Sales of our common stock, if any, will be made from time to time, by means of ordinary broker’s transactions on the New York Stock Exchange, or otherwise at market prices, in block transactions, or as otherwise agreed with the sales agent. In accordance with the terms of the continuous offering program sales agreement we have entered into with the sales agent, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000. The compensation of the sales agent for sales of our common stock will be at a fixed commission of 2.5% of the gross sales price of the shares of common stock sold through the sales agent under the continuous offering program sales agreement.

Under the terms of the continuous offering program sales agreement, we also may sell shares of our common stock to the sales agent as principal for its own account, at a price agreed upon at the time of the sale. If we sell shares of common stock to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

The sales agent is not required to sell any specific number of shares or dollar amount of our common stock, but will use its commercially reasonable efforts, as our sales agent and subject to the terms of the continuous offering program sales agreement, to sell the common stock offered, as instructed by us.

The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the common stock. See “Use of Proceeds” and “Plan of Distribution” for additional information.

Our common stock is listed on the New York Stock Exchange under the symbol “NNA.” The last reported sale price of our common stock on the New York Stock Exchange on November 27, 2019 was $8.31 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agent

S. Goldman Capital LLC

The date of this prospectus supplement is November 29, 2019

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information and disclosure about the securities we may offer from time to time, some of which may not apply to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us and the shares of common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the sales agent have authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus and any such “free writing prospectus.” If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the U.S. Securities and Exchange Commission (the “SEC”), that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

We are offering to sell shares of our common stock, and are seeking offers to buy our common stock, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by applicable law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation of an offer to purchase the securities offered by this prospectus by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP. We have a fiscal year end of December 31.

References in this prospectus supplement to “Navios Maritime Acquisition Corporation,” “Navios Acquisition,” “the Company,” “we,” “our,” “us” or similar terms refer to Navios Maritime Acquisition Corporation and its subsidiaries.

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Prospectus Supplement

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, with respect to the securities being offered by this prospectus supplement. This prospectus supplement does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus supplement, the accompanying prospectus or any other prospectus supplement.

We are subject to the information requirements of the Exchange Act, and, in accordance therewith, are required to file with the SEC annual reports on Form 20-F and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently, or as promptly, as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we furnish or make available to our stockholders annual reports containing our audited consolidated financial statements prepared in accordance with U.S. GAAP and make available to our stockholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

We make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.navios-acquisition.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed on April 19, 2019;

•	our Reports on Form 6-K, filed on May 14, 2019, June 13, 2019, July 12, 2019, September 11, 2019 (two filings), October 17, 2019, October 24, 2019 and November 29, 2019; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on June 19, 2008, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our internet website at www.navios-acquisition.com or by writing or calling us at the following address:

Vasiliki (Villy) Papaefthymiou

Secretary

Navios Maritime Acquisition Corporation

7, Avenue de Grande Bretagne, Office 11B2

Monte Carlo MC 98000 Monaco

(011) + (377) 9798-2140

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not, and the sales agent has not, authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document. The information contained in our website is not incorporated by reference into this prospectus supplement and should not be considered as part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate as described in this prospectus supplement. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Factors that could cause actual results to differ materially include, but are not limited to, the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us, tanker industry trends, including charter rates and vessel values and factors affecting vessel supply and demand, the aging of our vessels and resultant increases in operation and dry docking costs, the loss of any customer or charter or vessel, our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all, increases in costs and expenses, including but not limited to: crew wages, insurance, provisions, port expenses, lube oil, bunkers, repairs, maintenance and general and administrative expenses, the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business, potential liability from litigation and our vessel operations, including discharge of pollutants, general domestic and international political conditions, competitive factors in the market in which Navios Acquisition operates; risks associated with operations outside the United States; and other factors listed from time to time in the Navios Acquisition’s filings with the SEC, including its annual and interim reports filed on Form 20-F and Form 6-K.

Navios Acquisition expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Navios Acquisition’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Navios Acquisition makes no prediction or statement about the performance of its common stock.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.

We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As an investor or prospective investor, you should also review carefully the sections entitled “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, which is incorporated by reference herein. Unless otherwise indicated, all data regarding our fleet and the terms of our charters in this prospectus supplement is as of December 31, 2018.

References in this prospectus supplement to “Navios Maritime Acquisition Corporation,” “Navios Acquisition,” “the Company,” “we,” “our,” “us” or similar terms refer to Navios Maritime Acquisition Corporation and its subsidiaries.

Overview

Navios Acquisition is a publicly traded corporation, incorporated in The Republic of the Marshall Islands on March 14, 2008. On July 1, 2008, Navios Acquisition completed its initial public offering. On May 28, 2010, Navios Acquisition consummated the vessel acquisition that constituted its initial business combination. Following such transaction, Navios Acquisition commenced its operations as an operating company.

Navios Acquisition owns a large fleet of modern crude oil, refined petroleum product and chemical tankers providing world-wide marine transportation services. Navios Acquisition’s strategy is to charter its vessels to international oil companies, refiners and large vessel operators under long, medium and short-term contracts. Navios Acquisition is committed to providing quality transportation services and developing and maintaining long-term relationships with its customers. The operations of Navios Acquisition are managed by Navios Tankers Management Inc. (the “Manager”).

Our Fleet

As of November 28, 2019, our fleet consisted of a total of 41 double-hulled tanker vessels, aggregating approximately 5.5 million deadweight tons, or dwt. The fleet includes 13 Very Large Crude Carrier (“VLCC”) tankers (over 200,000 dwt per ship) which transport crude oil, including the three bareboat chartered-in VLCC expected to be delivered in the third and fourth quarter of 2020 and third quarter of 2021, eight Long Range 1 (“LR1”) product tankers (60,000-79,999 dwt per ship), 18 Medium Range 2 (“MR2”) product tankers (30,000-59,999 dwt per ship), and two chemical tankers (25,000 dwt per ship), which transport refined petroleum products and bulk liquid chemicals. All our vessels are currently chartered-out to quality counterparties with an average remaining charter period of approximately one year. As of November 28, 2019, we had charters covering 98.3% of available days in 2019 and 53.8% of available days in 2020.

Vessels	Type	Year Built	Dwt	Net Charter Rate (1)		Profit Sharing Arrangements	Expiration Date (2)
Owned Vessels
Nave Polaris	Chemical Tanker	2011	25,145	Floating Rate	(8)	None	February 2020
Nave Cosmos	Chemical Tanker	2010	25,130	Floating Rate	(8)	None	February 2020
Nave Velocity	MR2 Product Tanker	2015	49,999	$16,047		None	November 2020
Nave Sextans	MR2 Product Tanker	2015	49,999	$14,500		50%/50%	February 2020
Nave Pyxis	MR2 Product Tanker	2014	49,998	$14,500		50%/50%	March 2020
Nave Luminosity	MR2 Product Tanker	2014	49,999	$17,034	(15)	None	December 2021
Nave Jupiter	MR2 Product Tanker	2014	49,999	$12,097		50%/50%	May 2020
Bougainville	MR2 Product Tanker	2013	50,626	$14,709	(5)	100%	September 2020
Nave Alderamin	MR2 Product Tanker	2013	49,998	$15,159		None	November 2020
Nave Bellatrix	MR2 Product Tanker	2013	49,999	$11,850		50%/50%	February 2020
Nave Capella	MR2 Product Tanker	2013	49,995	$11,850		50%/50%	January 2020
Nave Orion	MR2 Product Tanker	2013	49,999	$13,379	(3)	None	December 2019
Nave Titan	MR2 Product Tanker	2013	49,999	$14,813		None	July 2020
Nave Aquila	MR2 Product Tanker	2012	49,991	$15,899	(16)	None	November 2020
Nave Atria	MR2 Product Tanker	2012	49,992	$14,813		None	October 2020
Nave Orbit	MR2 Product Tanker	2009	50,470	$14,000		None	May 2020
Nave Equator	MR2 Product Tanker	2009	50,542	$12,250		None	January 2020
				$16,250		None	January 2022
Nave Equinox	MR2 Product Tanker	2007	50,922	$14,319		ice-transit premium(4)	March 2020
Nave Pulsar	MR2 Product Tanker	2007	50,922	$14,566	(6)	ice-transit premium(4)	May 2020
Nave Dorado	MR2 Product Tanker	2005	47,999	$13,331		50%/50%	December 2020
Nave Atropos	LR1 Product Tanker	2013	74,695	Floating Rate	(13)	None	February 2020
Nave Rigel	LR1 Product Tanker	2013	74,673	Floating Rate		None	December 2019
				$16,088	(9)	None	December 2021
Nave Cassiopeia	LR1 Product Tanker	2012	74,711	Floating Rate	(13)	None	February 2020
Nave Cetus	LR1 Product Tanker	2012	74,581	Floating Rate		None	December 2019
				$16,088	(9)	None	December 2021
Nave Estella	LR1 Product Tanker	2012	75,000	$15,183		None	December 2019
				$17,036		None	December 2020
Nave Andromeda	LR1 Product Tanker	2011	75,000	Floating Rate	(13)	None	February 2020
Nave Ariadne	LR1 Product Tanker	2007	74,671	Floating Rate		None	February 2020
Nave Cielo	LR1 Product Tanker	2007	74,671	Floating Rate	(13)	None	February 2020
Nave Buena Suerte	VLCC	2011	297,491	$20,475		50% above $20,475(11)	August 2020
				$48,153		50%/50%	June 2025
Nave Quasar	VLCC	2010	297,376	$20,475		50% above $20,475(11)	September 2020
Nave Synergy	VLCC	2010	299,973	48,153		50%/50%	August 2020
Nave Spherical	VLCC	2009	297,188	Floating Rate	(7)	None	December 2019
				Floating Rate	(7),(17)	None	December 2022
Nave Neutrino	VLCC	2003	298,287	$19,158	(12)	50%/50%	November 2019
				$19,158	(12)	50%/50%	November 2020
Nave Photon	VLCC	2008	297,395	Floating Rate	(7)	None	December 2019
				$48,153		50%/50%	July 2021
Nave Constellation	VLCC	2010	298,000			Spot(14)
Nave Universe	VLCC	2011	297,066			Spot(14)
Nave Celeste	VLCC	2003	298,717			Spot
Nave Galactic	VLCC	2009	297,168	$20,475		50% above $20,475(11)	October 2020
Vessels to be delivered
TBN*	VLCC	Q3 2020	310,000	$27,816	(10)	None	Q3 2030
TBN*	VLCC	Q4 2020	310,000	$27,816	(10)	None	Q4 2030
TBN*	VLCC	Q3 2021	310,000	$48,153		50%/50%	Q3 2026

(1)	Net time charter-out rate per day (net of commissions), presented in U.S. Dollars.
(2)	Estimated dates assuming the midpoint of the redelivery period by charterers, including owner’s extension options not declared yet.
(3)	Charterer’s option to extend the charter for one year at $15,159 net per day.
(4)	The premium for the Nave Equinox and the Nave Pulsar when vessels are trading on ice or follow ice breaker is $1,900 per day.

(5)	Rate can increase up to $20,288 net per day with a base rate of $15,086 per day.
(6)	Charterer’s option to extend the charter for one year at $16,590 net per day plus ice-transit premium.
(7)	Rate based on VLCC pool earnings, evergreen upon notice.
(8)	Rate based on chemical tankers pool earnings.
(9)

Charterer has the option to either charter the vessel for a period of two years plus one optional year at a rate of $17,063 net per day or charter the vessel for three years at a rate of $16,088 net per day.

(10)	Charterer’s option to extend the bareboat charter for five years at $29,751 net per day.
(11)

Profit sharing arrangement 50% on actual pool earnings. Any adjustment by the charterers for the expense/loss will be provisionally settled on a quarterly basis and finally settled at the end of the charter period. Charterer’s option to extend the charter for one year at $20,475 net per day.

(12)	Contract provides 100% of BITR TD3C-TCE index plus $2,000 up to $38,513 and 50% thereafter with $19,158 floor.
(13)	Rate based on LR1 pool earnings.
(14)

On September 25, 2019, the U.S. Department of Treasury’s Office of Foreign Assets Control added, amongst others, COSCO Shipping Tanker (Dalian) Co., Ltd. (“COSCO Dalian”) to the Specially Designated Nationals and Blocked Persons list after being determined by the State Department to meet the criteria for the imposition of sanctions under Executive Order 13846. The Company had two VLCCs chartered to COSCO Dalian, the Nave Constellation (ex. Shinyo Saowalak) and the Nave Universe (ex. Shinyo Kieran), through June 18, 2025 and June 8, 2026, respectively, each at a net rate of $48,153 per day, with profit sharing above $54,388. Both charter contracts have since been terminated and the two vessels are now employed in the open market.

(15)	Charterer’s option to extend the charter for one year at $18,022 net per day.
(16)	Charterer’s option to extend the charter for one year at $16,886 net per day.
(17)	Contract provides 100% of BITR TD3C-TCE index plus $5,000 for a period of three years plus one optional year with 100% BITR TD3C index plus $1,500.
*	Bareboat chartered-in vessels with purchase option, expected to be delivered in the second half of 2020 and in the third quarter of 2021.

On November 22, 2019, an agreement was reached to liquidate Navios Europe Inc. (“Navios Europe I”). The agreement is subject to definitive documentation which is expected to be completed by the end of 2019.

The five product tankers owned by Navios Europe I that are included in the acquisition are:

Vessels	Type	Built	DWT	Charter Rate, net ($)	Expected Expiration Date
Perseus N	MR1 Tanker	2009	36,264	11,356	04/2020
Star N	MR1 Tanker	2009	37,872	11,850	01/2020
Hector N	MR1 Tanker	2008	38,402	11,850	01/2020
Aurora N	LR1 Tanker	2008	63,495	Floating rate	02/2020
Lumen N	LR1 Tanker	2008	63,599	Floating rate	02/2020
Total: 5 vessels			239,632

Recent Developments

We have agreed in principle with the necessary parties to amend certain of our credit facilities to lower the ownership requirement of Navios Maritime Holdings Inc. (“Navios Holdings”) in the Company under such facilities to 20%, subject to completion of documentation. There is no assurance that such amendments will be obtained. See “Risk Factors—Risks Related to this Offering—Navios Holdings, our affiliate and a greater than 5% holder of our common stock, Angeliki Frangou, our Chairman and Chief Executive Officer, and certain of our officers and directors collectively own a substantial interest in us, and, as a result, may influence certain actions requiring stockholder vote.”

Corporate Information

The principal executive offices of Navios Acquisition are located at c/o Navios Maritime Acquisition Corporation, 7 Avenue de Grande Bretagne, Office 11B2, Monte Carlo, MC 98000 Monaco, and its telephone number is (011) + (377) 9798-2140. website address is www.navios-acquisition.com. The information on our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Navios Maritime Acquisition Corporation

Securities Offered by Us	Shares of common stock, par value $0.0001 per share, having an aggregate sale price of up to $25,000,000.

Manner of Offering	A continuous offering that may be made from time to time through our sales agent. See “Plan of Distribution”.

Use of Proceeds	We will use net proceeds of up to approximately $24.2 million from this offering, after deducting the sales agent’s commission and our offering expenses, for general corporate purposes. See “Use of Proceeds.”

New York Stock Exchange Symbol	NNA

Risk Factors	You should consider carefully all of the information set forth in this prospectus supplement and, in particular, the information under the heading “Risk Factors” prior to investing in our common stock.

RISK FACTORS

Before investing in our common stock, you should carefully consider all of the information included or incorporated by reference into this prospectus supplement. When evaluating an investment in our common stock, you should carefully consider those risks discussed under the caption “Risk Factors” beginning on page 4 of the accompanying prospectus, as well as the discussion of risk factors beginning on page 5 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, and the risk factors included in our Reports on Form 6-K, as applicable, that are specifically incorporated by reference into this prospectus supplement. If any of these risks were to occur, our business, financial condition or operating results could be materially adversely affected. In that case, our ability to pay distributions on our common stock may be reduced, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock, including convertible debt. We cannot predict the size of future issuances or sales of our common stock, including those made pursuant to the continuous offering program sales agreement or in connection with future acquisitions or capital activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock, including issuance and sales pursuant to the continuous offering program sales agreement, or announcement that such issuance and sales may occur, could adversely affect the market price of our common stock. In addition, we cannot assure you that we will be able to make future sales of our common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights that are superior to existing stockholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering, and could adversely impact the trading price of our common stock.

We will have broad discretion in the use the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend such proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Navios Holdings, our affiliate and a greater than 5% holder of our common stock, Angeliki Frangou, our Chairman and Chief Executive Officer, and certain of our officers and directors collectively own a substantial interest in us, and, as a result, may influence certain actions requiring stockholder vote.

As of November 27, 2019, based on publicly available information, Navios Holdings, Angeliki Frangou, our Chairman and Chief Executive Officer, and certain of our officers and directors beneficially own, in the aggregate, 34.8% of our issued and outstanding shares of common stock, which permits them to influence the outcome of effectively all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions. Furthermore, if Navios Holdings and Ms. Frangou or an affiliate ceases to hold a minimum of 30% of our common stock, then we will be in default under certain of our credit facilities. In connection with this offering, we have agreed in principle with the necessary parties to amend certain of our credit facilities to lower the ownership requirement of Navios Holdings in the Company under such facilities to 20%, subject to completion of documentation. There is no assurance that such amendments will be obtained.

The New York Stock Exchange may delist our securities from quotation on its exchange, which could limit your ability to trade our securities and subject us to additional trading restrictions.

Our securities are listed on the New York Stock Exchange (the “NYSE”), a national securities exchange. The NYSE minimum listing standards require that we meet certain requirements relating to stockholders’ equity, number of round-lot holders, market capitalization, aggregate market value of publicly held shares and distribution requirements.

Although we currently satisfy the NYSE minimum listing standards, we cannot assure you that our securities will continue to be listed on NYSE in the future. If NYSE delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for us;

•	a decreased ability for us to issue additional securities or obtain additional financing in the future;

•	limited liquidity for our stockholders due to thin trading; and

•

loss of our tax exemption under Section 883 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), loss of preferential capital gain tax rates for certain dividends received by certain non-corporate U.S. holders and loss of “mark-to-market” election by U.S. holders in the event we are treated as a passive foreign investment company (“PFIC”).

Tax Risks

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

We will be treated as a PFIC for U.S. federal income tax purposes if either (1) at least 75% of our gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of our assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. stockholders of a PFIC may be subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our current and projected methods of operations, and an opinion of counsel, we believe that we were not a PFIC for the 2011 through 2018 taxable years (we were treated as a PFIC for the 2008 through 2010 taxable years), and we do not believe that we will be a PFIC for 2019 and subsequent taxable years. For post-2010 taxable years, our U.S. counsel, Thompson Hine LLP, is of the opinion that (1) the income we receive from the time chartering activities and assets engaged in generating such income should not be treated as passive income or assets, respectively, and (2) so long as our income from time charters exceeds 25.0% of our gross income for each taxable year after our 2010 taxable year and the value of our vessels contracted under time charters exceeds 50.0% of the average value of our assets for each taxable year after our 2010 taxable year, we should not be a PFIC for any taxable year after our 2010 taxable year. This opinion is based on representations and projections provided to our counsel by us regarding our assets, income and charters, and its validity is conditioned on the accuracy of such representations and projections.

We may have to pay tax on United States source income, which would reduce our earnings.

Under the Code, 50% of the gross transportation income of a vessel-owning or chartering corporation, such as us and our subsidiaries, that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is characterized as U.S. Source International Transportation Income, and such U.S. Source International Transportation Income is generally subject to a 4% U.S. federal income tax without allowance for deduction or, if such U.S. Source International Transportation Income is effectively connected with the conduct of a trade or business in the United States, U.S. federal corporate income tax (presently imposed at a 21.0% rate), as well as a branch profits tax (presently imposed at a 30.0% rate on effectively connected earnings), unless the non-U.S. corporation qualifies for exemption from tax under Section 883 of the Code and the treasury regulations promulgated thereunder (“Treasury Regulations”). In general, the exemption from U.S. federal income taxation under Section 883 of the Code provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations, it will not be subject to the net basis and branch profit taxes or the 4% gross basis tax on its U.S. Source International Transportation Income.

We expect that we and each of our vessel-owning subsidiaries have qualified for this statutory tax exemption, and we anticipate we will take this position for U.S. federal income tax return reporting purposes for our 2019 taxable year. However, the delisting of our securities from quotation on the NYSE (or other factual circumstances beyond our control) could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. Source International Transportation Income. Please see “—Risks Related to this Offering—The New York Stock Exchange may delist our securities from quotation on its exchange, which could limit your ability to trade our securities and subject us to additional trading restrictions.”

If we or our vessel-owning subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries would be subject for those years to a 4% U.S. federal income tax (without allowance for deduction) on our U.S. Source International Transportation Income. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings.

Actions taken by our shareholders could result in our being treated as a “controlled foreign corporation,” which could have adverse U.S. federal income tax consequences to certain U.S. holders.

Although we believe that Navios Acquisition likely was not a controlled foreign corporation (a “CFC”) as of December 31, 2018, or at any time, to date, during 2019, tax rules recently enacted by the Tax Cuts and Jobs Act, including the imposition of so-called “downward attribution” for purposes of determining whether a non-U.S. corporation is a CFC, may result in Navios Acquisition being treated as a CFC for U.S. federal income tax purposes in the future. Through downward attribution, U.S. subsidiaries of Navios Holdings are treated as constructive owners of the equity of Navios Acquisition for purposes of determining whether Navios Acquisition is a CFC. If, in the future, U.S. holders (including U.S. subsidiaries of Navios Holdings, as discussed above) that each own 10.0% or more (by vote or value) of the equity of Navios Acquisition own, in the aggregate, more than 50% of the equity of Navios Acquisition (by vote or value), in each case, directly, indirectly, or constructively, Navios Acquisition should become a CFC. On October 1, 2019, the Department of the Treasury released proposed regulations relating to the modification of the CFC rules made by the Tax Cuts and Jobs Act; however, no relief was provided from downward attribution that would apply to Navios Acquisition.

U.S. holders who at all times own less than 10% of our equity should not be affected. However, if we were to become a CFC, any U.S. holder owning 10% or more (by vote or value), directly, indirectly, or constructively (but not through downward attribution), of our equity could be subject to U.S. federal income tax in respect of a portion of our earnings. Any U.S. holder of Navios Acquisition that owns 10% or more (by vote or value), directly, indirectly, or constructively, of the equity of Navios Acquisition should consult its own tax advisor regarding U.S. federal tax consequences that may result from Navios Acquisition being treated as a CFC.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate value of up to $25.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid to the sales agent and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of our common stock that we are offering may be up to approximately $24.2 million, after deducting the sales agent’s commissions and estimated expenses payable by us.

We intend to use the net proceeds from the sale of our common stock covered by this prospectus supplement for general corporate purposes. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying prospectus or in the information incorporated by reference herein or therein. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2019 on a historical basis and on an as adjusted basis to reflect:

i.

this offering (assuming the issuance and sale of 3,008,424 shares of common stock at the assumed public offering price of $8.31 per share, which is the last reported sale price of our common stock on the NYSE on November 27, 2019);

ii.	the offering of 1,875,000 shares of common stock at $8.00 per share, raising net proceeds of $14.0 million, completed in October 2019;

iii.

scheduled repayment of principal installments subsequent to September 30, 2019 and through November 28, 2019 of $6.1 million under our financing arrangements and $182.2 million under our Term Loan B that was repaid during October 2019. In October and November 2019, Navios Acquisition repurchased $12.0 million of its 2021 Notes for cash consideration of $10.0 million;

iv.	term loan and sale and leaseback agreements drawn during October 2019 of $31.8 million and $90.8 million, respectively; and

v.	sale proceeds from the sale of the VLCC Nave Electron of $25.3 million completed on October 8, 2019.

Amounts indicated in the first column line items in the table below indicate notional amounts of such term loans or sale and leaseback agreement, as the case may be. You should read this table in conjunction with “Use of Proceeds.” The historical data in the table is derived from our condensed consolidated financial statements, which are incorporated by reference herein from our Report on Form 6-K reporting operating results for the fiscal quarter ended September 30, 2019, furnished to the SEC on November 29, 2019.

	Actual	As Adjusted
	(In thousands of U.S. dollars) (unaudited)
Cash and cash equivalents, including restricted cash	$102,872	$90,273

Term loan – $52.0 million	29,370	28,758
Term loan – $56.3 million	40,234	39,843
Ship Mortgage Notes $670.0 million(3)	670,000	658,000
Term loan – $125.0 million	41,091	39,173
Term loan – $44.0 million	30,000	30,000
Term loan – $24.0 million	18,852	18,852
Term Loan B	182,158	—
Term loan – $31.8 million(1)(2)	—	31,800
Sale and leaseback agreement – $103.2 million	99,990	98,621
Sale and leaseback agreement – $71.5 million	64,052	62,563
Sale and leaseback agreement – $15.0 million	14,688	14,375
Sale and leaseback agreement – $47.2 million	47,220	47,220
Sale and leaseback agreement – $90.8 million(1)(2)	—	90,811
Total Debt	$1,237,655	$1,160,016
Stockholder’s Equity:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 13,728,371 and 18,611,795 issued and outstanding as of September 30, 2019 and as adjusted	1	2
Additional paid-in capital	510,304	548,544
Accumulated deficit	(214,069)	(214,069)
Total Stockholders’ Equity:	296,236	334,477
Total Capitalization:	$1,533,891	$1,494,493

(1)	Entered into subsequent to September 30, 2019.
(2)	Term loan and sale and leaseback agreement drawn during October 2019.
(3)	In October and November 2019, Navios Acquisition repurchased $12.0 million of its 2021 Notes for cash consideration of $10.0 million.

INFORMATION REGARDING THE MARKET FOR OUR COMMON STOCK

Our common stock trades on the NYSE under the symbol “NNA.” The last reported sale price for our common stock on November 27, 2019, was $8.31 per share. As of September 30, 2019, we had approximately 26 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

DIVIDENDS

At the present time, Navios Acquisition intends to retain most of its available earnings generated by operations for the development and growth of the business.

On January 25, 2019, the Board of Directors declared a quarterly cash dividend in respect of the fourth quarter of 2018 of $0.30 per share of common stock which was paid on March 27, 2019 to stockholders of record as of February 27, 2019.

On May 10, 2019, the Board of Directors declared a quarterly cash dividend in respect of the first quarter of 2019 of $0.30 per share of common stock which was paid on June 27, 2019 to stockholders of record as of May 29, 2019.

On July 24, 2019, the Board of Directors declared a quarterly cash dividend in respect of the second quarter of 2019 of $0.30 per share of common stock which was paid on October 9, 2019 to stockholders of record as of September 25, 2019.

On November 5, 2019, the Board of Directors declared a quarterly cash dividend in respect of the third quarter of 2019 of $0.30 per share of common stock, is payable on January 9, 2020, to stockholders of record as of December 17, 2019.

The declaration and payment of any further dividends remain subject to the discretion of the Board of Directors and will depend on, among other things, Navios Acquisition’s cash requirements as measured by market opportunities and restrictions under its credit agreements and other debt obligations and such other factors as the Board of Directors may deem advisable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion addresses the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of shares of our common stock by beneficial owners of such shares. This discussion is based on current provisions of the Code and Treasury Regulations, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. No rulings from the IRS have been or will be sought with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts nor does it in any way constitute an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

The U.S. federal income tax consequences to a beneficial owner of shares of our common stock may vary depending upon such beneficial owner’s particular situation or status. This discussion is limited to beneficial owners of shares of our common stock that purchase such shares in this offering and that hold such shares as capital assets, and it does not address aspects of U.S. federal income taxation that may be relevant to such beneficial owners that are subject to special treatment under U.S. federal income tax laws, including, but not limited to: dealers in securities; banks and other financial institutions; insurance companies; tax-exempt organizations, plans or accounts; persons holding shares of our common stock as part of a “hedge,” “straddle” or other risk reduction transaction; persons holding shares of our common stock through partnerships, trusts or other entities; beneficial owners of shares of our common stock that own 2% or more (by vote or value) of our outstanding capital stock; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; and controlled foreign corporations or PFICs, as those terms are defined in the Code. In addition, this discussion does not consider the effects of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations, or the alternative minimum tax.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust, if a court within the United States can exercise primary supervision over its administration, and one or more “United States persons” (as defined in the Code) have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, was treated as a domestic trust on August 19, 1996 and validly elected to continue to be treated as a domestic trust).

For purposes of this discussion, a beneficial owner of shares of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is a “Non-U.S. Holder.”

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of its partners generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding shares of our common stock, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of shares of our common stock.

U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation.

We urge beneficial owners of shares of our common stock to consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of shares of our common stock, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

U.S. Federal Income Taxation of Navios Acquisition

Navios Acquisition is a foreign company that is treated as a corporation for U.S. federal income tax purposes, and it neither has made, nor intends to make, an election to be treated as other than a corporation for U.S. federal income tax purposes. Consequently, among other things, U.S. Holders will not directly be subject to U.S. federal income tax on their shares of our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of shares of our common stock as described below.

Taxation of Operating Income: In General

Under the Code, income derived from, or in connection with, the use (or hiring or leasing for use) of a vessel, or the performance of services directly related to the use of a vessel, is treated as “Transportation Income.” Such Transportation Income can arise, for example, from the use (or hiring or leasing for use) of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses.

Transportation Income that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is considered to be 50.0% derived from sources within the United States and is characterized as U.S. Source International Transportation Income. Transportation Income attributable to transportation that both begins and ends in the United States is considered to be 100.0% derived from sources within the United States (“U.S. Source Domestic Transportation Income”). Navios Acquisition is not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States. Transportation Income that is attributable to transportation exclusively between non-U.S. destinations is considered to be 100.0% derived from sources outside the United States. Transportation Income derived from sources outside the United States generally is not subject to U.S. federal income tax.

U.S. Source International Transportation Income generally is subject to a 4.0% U.S. federal income tax without allowance for deduction or, if such U.S. Source International Transportation Income is effectively connected with the conduct of a trade or business in the United States, U.S. federal corporate income tax (presently imposed at a 21.0% rate), as well as a branch profits tax (presently imposed at a 30.0% rate on effectively connected earnings), unless the non-U.S. corporation qualifies for exemption from tax under Section 883 of the Code.

Exemption of Operating Income From U.S. Federal Income Taxation

In general, the exemption from U.S. federal income taxation under Section 883 of the Code provides that, if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations thereunder, it will not be subject to the net basis and branch profits taxes or the 4% gross basis tax (each as described below) on its U.S. Source International Transportation Income.

Under Section 883 of the Code, we will be exempt from U.S. federal income taxation on our U.S. Source International Transportation Income if:

1.	We and our vessel-owning subsidiaries are organized in a foreign country (“country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

2.	Either:

•	more than 50% of the value of our stock is owned, directly or indirectly, for at least half the number of days during the taxable year, by (i) individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, (ii) non-U.S. corporations that meet the “Publicly-Traded Test” discussed below and are organized in a foreign country that grants an “equivalent exemption” to corporations organized in the United States or (iii) certain other qualified persons described in the applicable regulations, which we refer to as the “Qualified Shareholder Stock Ownership Test,” or

•

our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to U.S. corporations, or in the United States, which we refer to as the “Publicly-Traded Test”; and

3.	We meet certain substantiation, reporting and other requirements.

Currently, the jurisdiction where we are incorporated, as well as the jurisdictions where our vessel-owning subsidiaries are incorporated, namely, the Republic of the Marshall Islands, the Cayman Islands, Hong Kong, Malta and the British Virgin Islands, grant an “equivalent exemption” to U.S. corporations. Therefore, at present, we will be exempt from U.S. federal income taxation with respect to our U.S. Source International Transportation Income if we satisfy either the Qualified Shareholder Stock Ownership Test or the Publicly-Traded Test. Our ability to satisfy the Qualified Shareholder Stock Ownership Test and Publicly-Traded Test is discussed below.

The Treasury Regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common stock is currently “primarily traded” on the NYSE.

Under the Treasury Regulations, our stock is considered to be “regularly traded” on an established securities market if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market during the taxable year, which we refer to as the listing threshold. Since our common stock, which represents more than 50% of our outstanding shares by vote and value, is currently listed on the NYSE, we currently satisfy the listing requirement.

It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of stock is traded on the market, other than de minimis quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, which we refer to as the “trading frequency test”; and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year, which we refer to as the “trading volume test.” We currently satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if such class of stock is traded during the taxable year on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock, which condition our common stock currently meets.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that our common stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of our common stock are owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year, by persons who each own 5% or more of the vote and value of our common stock, which we refer to as the “5% Override Rule.”

For purposes of being able to determine the persons who own 5% or more of our common stock, or “5% Stockholders,” the Treasury Regulations permit us to rely on Schedule 13G and Schedule 13D filings with the

SEC to identify persons who have a 5% or more beneficial interest in our common stock. The Treasury Regulations further provide that an investment company that is registered under the Investment Company Act will not be treated as a 5% Stockholder for such purposes.

If our 5% Stockholders did own more than 50% of our common stock, then we would be subject to the 5% Override Rule, unless we were able to establish that, among the closely-held group of 5% Stockholders, there are sufficient 5% Stockholders that are qualified stockholders for purposes of Section 883 to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of the total value of each class of our stock for more than half the number of days during the taxable year. In order to establish this, sufficient 5% Stockholders that are qualified stockholders would have to comply with certain documentation and certification requirements designed to substantiate their identity as qualified stockholders. These requirements are onerous and there is no guarantee that we would be able to satisfy them in all cases.

Alpha Merit Corporation (a Marshall Islands corporation) owns approximately 35.4% of our common stock. Navios Holdings (a Marshall Islands corporation) currently owns 100% of Alpha Merit Corporation. Effective as of January 1, 2018, Alpha Merit Corporation became a disregarded entity of Navios Holdings for U.S. federal income tax purposes, and, therefore, Navios Holdings is treated for U.S. federal income tax purposes as directly owning approximately 35.4% of our common stock. After giving effect to this offering, Navios Holdings will own approximately 26.1% of our common stock for U.S. federal income tax purposes. Navios Holdings has represented to us that it presently meets the Publicly Traded Test and has agreed to comply with the documentation and certification requirements described above. Accordingly, we anticipate that we will not be subject to the 5% Override Rule. However, there can be no assurance that Navios Holdings will continue to meet the Publicly Traded Test or continue to be able to comply with the documentation and certification requirements described above. Consequently, there can be no assurance that we will not be subject to the 5% Override Rule in the future.

Taxation in Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our U.S. Source International Transportation Income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions.

Since under the sourcing rules described above, no more than 50% of our U.S. Source International Transportation Income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our U.S. Source International Transportation Income would never exceed 2% of our gross income under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. Source International Transportation Income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. Source International Transportation Income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at a 21.0% rate In addition, we may be subject to the 30.0% “branch profits” tax on any earnings and profits effectively connected with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S. Source International Transportation Income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•	Substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, nor permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. Source International Transportation Income will be “effectively connected” with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we will qualify for exemption under Section 883, we should not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided that we did not depreciate the vessel for U.S. federal income tax purposes. If we took depreciation deductions with respect to the vessel for U.S. federal income tax purposes (which would be the case if the vessel had produced effectively connected income), upon the sale of such vessel, a portion of any gain realized on the sale would be sourced to the U.S. in proportion to the depreciation deductions taken in the U.S. compared to the total depreciation of the vessel.

United States Federal Income Taxation of U.S. Holders

Distributions

Subject to the discussion of the rules applicable to a PFIC below, any distributions made by us with respect to our common stock to a U.S. Holder will constitute dividends, which will be taxable as ordinary income, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our common stock on a dollar-for-dollar basis and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. Holder held the common shares for more than one year. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to Navios Acquisition’s common stock will be treated as foreign source income and generally will be “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Dividends received by a non-corporate U.S. Holder are taxed at ordinary income tax rates (currently, a maximum 37.0%) unless such dividends constitute “qualified dividend income.” “Qualified dividend income” generally includes a dividend paid by a foreign corporation if (i) the stock with respect to which such dividend was paid is readily tradable on an established securities market in the U.S., (ii) the foreign corporation is not a PFIC for the taxable year during which the dividend is paid and the immediately preceding taxable year (which we do not believe we have been for 2018, or will be for subsequent years, as discussed below), (iii) the non-corporate U.S. Holder has owned the stock for more than 60 days during the 121-day period beginning 60 days before the date on which the stock become ex-dividend (and has not entered into certain risk limiting transactions with respect to such stock), and (iv) the non-corporate U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Qualified dividend income is subject to the long-term capital gain tax rate, which is currently a maximum of 20%. In addition, a 3.8% tax may apply to certain investment income. Please see “Medicare Tax” below. Because the common stock of Navios Acquisition has been traded on the NYSE during 2019, and we anticipate the common stock will continue to be traded on the NYSE through the end of 2019, dividends paid during 2019 to U.S. Holders that are U.S. citizens or individual residents should generally be qualified dividend income subject to the long-term capital gains tax rate. However, if the NYSE were to delist our shares from trading on its exchange, future dividends may not constitute qualified dividend income. Please see “Risk Factors” above.

Special rules may apply to any amounts received in respect of our common stock that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a share of common stock that is equal to or in excess of 10.0% of a U.S. Holder’s adjusted tax basis (or fair market value upon the U.S. Holder’s election) in such share. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20.0% of a U.S. Holder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common stock that is treated as “qualified dividend income,” then any loss recognized by an individual U.S. Holder from the sale or exchange of such common stock will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or Other Disposition of Common Stock

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of a share of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such stock. The U.S. Holder’s initial tax basis in a share of our common stock generally will be the U.S. Holder’s purchase price for the share and that tax basis will be reduced (but not below zero) by the amount of any distributions on our common stock that are treated as non-taxable returns of capital (as discussed under “Distributions” above). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes.

A corporate U.S. Holder’s capital gains, long-term and short-term, are taxed at ordinary income tax rates. If a corporate U.S. Holder recognizes a loss upon the disposition of our common stock, the corporate U.S. Holder is limited to using the loss to offset other capital gain. If a corporate U.S. Holder has no other capital gain in the tax year of the loss, it generally may carry the capital loss back three years and forward five years.

As described above, long-term capital gains of non-corporate U.S. Holders are subject to the current favorable maximum tax rate of 20%. In addition, a 3.8% tax may apply to certain investment income. Please see “Medicare Tax” below. A non-corporate U.S. Holder may deduct a capital loss resulting from a disposition of our common stock to the extent of capital gains plus up to $3,000 ($1,500 for married individuals filing separate tax returns) and may carry forward capital losses indefinitely.

Passive Foreign Investment Company Status and Significant Tax Consequences

In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common stock, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by us during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any subsidiary corporation in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services will not constitute passive income. By contrast, rental income will constitute “passive income” unless we are treated as deriving our rental income in the active conduct of a trade or business under applicable rules.

Based on our current and projected methods of operations, and an opinion of counsel, we believe that we were not a PFIC for the 2011 through 2018 taxable years (we were treated as a PFIC for the 2008 through 2010 taxable years), and we do not believe that we will be a PFIC for 2019 and subsequent taxable years. For post-2010 taxable years, our U.S. counsel, Thompson Hine LLP, is of the opinion that (1) the income we receive from the time chartering activities and assets engaged in generating such income should not be treated as passive income or assets, respectively, and (2) so long as our income from time charters exceeds 25.0% of our gross income for each taxable year after our 2010 taxable year and the value of our vessels contracted under time charters exceeds

50.0% of the average value of our assets for each taxable year after our 2010 taxable year, we should not be a PFIC for any taxable year after our 2010 taxable year. This opinion is based on representations and projections provided to our counsel by us regarding our assets, income and charters, and its validity is conditioned on the accuracy of such representations and projections.

Our counsel’s opinion is based principally on its conclusion that, for purposes of determining whether we are a PFIC, the gross income we derive (or are deemed to derive from any subsidiary in which we own at least 25% by value of the subsidiary’s stock) from time chartering activities should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we own and operate (or that we are deemed to own and operate through any subsidiary in which we own at least 25% by value of the subsidiary’s stock) in connection with the production of such income, in particular, the vessels we own (or we are deemed to own) that are subject to time charters, should not constitute passive assets for purposes of determining whether we are or have been a PFIC. We expect that all of the vessels in our fleet will be engaged in time chartering activities and intend to treat our income from those activities as non-passive income, and the vessels engaged in those activities as non-passive assets, for PFIC purposes.

Our counsel has advised us that there is a significant amount of legal authority consisting of the Code, legislative history, IRS pronouncements and rulings supporting our position that the income from our time chartering activities constitutes services income (rather than rental income). There is, however, no direct legal authority under the PFIC rules addressing whether income from time chartering activities is services income or rental income. Moreover, in a case not interpreting the PFIC rules, Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that the vessel time charters at issue generated predominantly rental income rather than services income. However, the IRS stated in an Action on Decision (AOD 2010-001) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s AOD, however, is an administrative action that cannot be relied upon or otherwise cited as precedent by taxpayers.

The opinion of our counsel is not binding on the IRS or any court. Thus, while we have received an opinion of our counsel in support of our position, there is a possibility that the IRS or a court could disagree with this position and the opinion of our counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year in which a U.S. Holder owned our common stock, the U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” (As previously discussed, we were not a PFIC for the 2011 through 2018 taxable years and we do not believe that we will be treated as a PFIC for 2019 and subsequent taxable years.) As an alternative to making a QEF election, the U.S. Holder may be able to make a “mark-to-market” election with respect to our common stock, as discussed below. In addition, if we were treated as a PFIC for any taxable year in which a U.S. Holder owned our common stock, the U.S. Holder generally would be required to file IRS Form 8621 with the U.S. Holder’s U.S. federal income tax return for each year to report the U.S. Holder’s ownership of such common stock. It should also be noted that, if we were treated as a PFIC for any taxable year in which a U.S. Holder owned our common stock and any of our non-U.S. subsidiaries were also a PFIC, the U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules.

Taxation of U.S. Holders Making a Timely QEF Election

If we were to be treated as a PFIC for any taxable year and a U.S. Holder makes a timely QEF election (any such U.S. Holder, an “Electing Holder”), the Electing Holder must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable year that ends with or within the Electing Holder’s taxable year, regardless of whether or not the Electing Holder received any distributions from us in that year. Such income inclusions would not be eligible for the preferential tax rates applicable to “qualified dividend income.” The Electing Holder’s adjusted tax basis in our common stock will be increased to reflect taxed but undistributed earnings and profits. Distributions to the Electing Holder of our earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in our common stock and will not be taxed again once distributed. The Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any year. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common stock.

Even if a U.S. Holder makes a QEF election for one of our taxable years, if we were a PFIC for a prior taxable year during which the U.S. Holder owned our common stock and for which the U.S. Holder did not make a timely QEF election, the U.S. Holder would also be subject to the more adverse rules described below under “Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election.” However, under certain circumstances, a U.S. Holder may be permitted to make a retroactive QEF election with respect to us for any open taxable years in the U.S. Holder’s holding period for our common stock in which we are treated as a PFIC. Additionally, to the extent that any of our subsidiaries is a PFIC, a U.S. Holder’s QEF election with respect to us would not be effective with respect to the U.S. Holder’s deemed ownership of the stock of such subsidiary and a separate QEF election with respect to such subsidiary would be required.

A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with the U.S. Holder’s U.S. federal income tax return. If, contrary to our expectations, we were to determine that we are treated as a PFIC for any taxable year, we would notify all U.S. Holders and would provide all necessary information to any U.S. Holder that requests such information in order to make the QEF election described above with respect to us and the relevant subsidiaries. A QEF election would not apply to any taxable year for which we are not a PFIC, but would remain in effect with respect to any subsequent taxable year for which we are a PFIC, unless the IRS consents to the revocation of the election.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year and, subject to the possibility that our common stock may be delisted by a qualifying exchange, our common stock were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common stock, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common stock at the end of the taxable year over the holder’s adjusted tax basis in the common stock. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common stock over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in the U.S. Holder’s common stock would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common stock would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common stock would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. A mark-to-market election would not apply to our common stock owned by a U.S. Holder in any taxable year during which we are not a PFIC, but would remain in effect with respect to any subsequent taxable year for which we are a PFIC, unless our common stock is no longer treated as “marketable stock” or the IRS consents to the revocation of the election.

Even if a U.S. Holder makes a “mark-to-market” election for one of our taxable years, if we were a PFIC for a prior taxable year during which the U.S. Holder owned our common stock and for which the U.S. Holder did not make a timely mark-to-market election or a timely QEF election, the U.S. Holder would also be subject to the more adverse rules described below under “Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election.”

Additionally, to the extent that any of our subsidiaries is a PFIC, a “mark-to-market” election with respect to our common stock would not apply to the U.S. Holder’s deemed ownership of the stock of such subsidiary.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a timely QEF election or a timely “mark-to-market” election for that year (i.e., the taxable year in which the U.S. Holder’s holding period commences), whom we refer to as a “Non-Electing Holder,” would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common stock in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common stock), and (2) any gain realized on the sale, exchange or other disposition of our common stock. Under these special rules:

•	the excess distribution and any gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common stock;

•	the amount allocated to the current taxable year and any year prior to the year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Moreover, (i) any dividends received by a non-corporate U.S. Holder in a year in which we are a PFIC (or in which we were a PFIC in the preceding year) will not be treated as “qualified dividend income” and will be subject to tax at rates applicable to ordinary income, and (ii) if a Non-Electing Holder who is an individual dies while owning our common stock, such holder’s successor generally would not receive a step-up in tax basis with respect to such stock. Additionally, to the extent that any of our subsidiaries is a PFIC, the foregoing consequences would apply to the U.S. Holder’s deemed receipt of any excess distribution on, or gain deemed realized on the disposition of, the stock of such subsidiary deemed owned by the U.S. Holder.

If we are treated as a PFIC for any taxable year during the holding period of a U.S. Holder, unless the U.S. Holder makes a timely QEF election, or a timely “mark-to-market” election, for the first taxable year in which the U.S. Holder holds our common stock and in which we are a PFIC, we will continue to be treated as a PFIC for all succeeding years during which the U.S. Holder owns our common stock, even if we are not a PFIC for such years. U.S. Holders are encouraged to consult their tax advisors with respect to any available elections that may be applicable in such a situation. In this regard, while it is our position, and our U.S. counsel’s position, that we should not be a PFIC for taxable years 2011 through 2018, and we believe that we will not be a PFIC for taxable year 2019 and subsequent taxable years, there is no assurance that these positions are correct. In addition, U.S. Holders should consult their tax advisors regarding the IRS information reporting and filing obligations that may arise as a result of the ownership of shares in a PFIC.

Controlled Foreign Corporation

Although we believe that Navios Acquisition likely was not a CFC as of December 31, 2018, or at any time, to date, during 2019, we believe that tax rules recently enacted by the Tax Cuts and Jobs Act, including the repeal of the prohibition against attribution, may result in Navios Acquisition being treated as a CFC for U.S. federal income tax purposes in the future. Navios Acquisition’s status as a CFC depends in large part on the percentage of our equity held by Navios Holdings (either directly or indirectly through Alpha Merit Corporation), whether one or more U.S. Holders own 10.0% or more (by vote or value) of the equity of Navios Acquisition, and various other factors.

Tax rules recently enacted by the Tax Cuts and Jobs Act, including the imposition of so-called “downward attribution” for purposes of determining whether a non-U.S. corporation is a CFC, may result in Navios Acquisition being treated as a CFC for U.S. federal income tax purposes in the future. Currently, Navios Holdings beneficially owns 35.4% of our common stock indirectly through Alpha Merit Corporation. Through downward attribution, U.S. subsidiaries of Navios Holdings are treated as constructive owners of this stock interest for purposes of determining whether we are a CFC. If, in the future, U.S. Holders (including U.S. subsidiaries of Navios Holdings, as discussed above) that each own 10% or more of our equity (by vote or value), would own in the aggregate more than 50% of our equity (by vote or value), in each case, directly, indirectly, or constructively, we should become a CFC. On October 1, 2019, the Department of the Treasury released proposed regulations relating to the modification of the CFC rules made by the Tax Cuts and Jobs Act; however, no relief was provided from downward attribution that would apply to Navios Acquisition.

The U.S. federal income tax consequences of U.S. Holders who at all times own less than 10% of our equity, directly, indirectly, and constructively, should not be affected were we to become a CFC. However, were we to become a CFC, any U.S. Holder who owns 10% or more of our equity (by vote or value), directly, indirectly, or constructively (but not through downward attribution), should be subject to U.S. federal income tax on its pro rata share of our so-called “subpart F” income and should be subject to U.S. federal income tax reporting requirements. Income from our time chartering activities could constitute subpart F income if it were derived from passive rental activities. However, Thompson Hine LLP’s opinion that the income we earn from our time chartering activities should not be treated as passive income is based principally on its conclusion that such income should constitute services income, rather than rental income (please see “Passive Foreign Investment Company Status and Significant Tax Consequences”). As such, we believe that the income we earn from our time chartering activities should not be treated as subpart F income and thus no such U.S. Holder should be subject to U.S. federal income tax on such income, regardless of whether the IRS’s position that the Section 883 exemption does not apply to subpart F income is correct. If, contrary to our belief discussed above, the income we earn from our time chartering activities were treated as subpart F income, it is unclear whether such income would nonetheless be exempted from U.S. federal income tax for so long as we qualify for the Section 883 exemption (please see “U.S. Federal Income Taxation of Navios Acquisition—Exemption of Operating Income from U.S. Federal Income Taxation”). In this regard, the IRS has taken the position in Revenue Ruling 87-15 that the Section 883 exemption does not cause subpart F income to be exempted from U.S. federal income tax. Any U.S. Holder of Navios Acquisition that owns 10% or more (by vote or value), directly, indirectly, or constructively, of the equity of Navios Acquisition should consult its own tax advisor regarding U.S. federal tax consequences that may result from Navios Acquisition being treated as a CFC.

Any U.S. Holder of Navios Acquisition or Navios Holdings that owns 10% or more (by vote or value) of the equity of Navios Acquisition or Navios Holdings, as the case may be, should consult its own tax advisor regarding U.S. federal tax consequences that may result from Navios Acquisition being treated as a CFC.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include dividends paid with respect to our common stock and net gain attributable to the disposition of our common stock (in each case, unless such common stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such income or net gain.

United States Federal Income Taxation of Non-U.S. Holders

Distributions

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on distributions received with respect to our common stock if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (and a corporate Non-U.S. Holder may also be subject to U.S. federal branch profits tax). However, distributions paid to a Non-U.S. Holder who is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

Sale, Exchange or Other Disposition of Common Stock

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common stock, provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of our common stock is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common stock if they are present in the United States for 183 days or more during the taxable year of the disposition and meet certain other requirements.

Certain Information Reporting Requirements

Individual U.S. Holders (and, to the extent specified in applicable Treasury Regulations, certain individual Non-U.S. Holders and certain U.S. Holders that are entities) that hold “specified foreign financial assets,” including our common stock, whose aggregate value exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable Treasury Regulations) are required to file a report on IRS Form 8938 with information relating to the assets for each such taxable year. Specified foreign financial assets would include, among other things, our common stock, unless such common stock is held in an account maintained by a U.S. “financial institution” (as defined). Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and, to the extent specified in applicable Treasury Regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders should consult their own tax advisors regarding their reporting obligations.

U.S. Backup Withholding Tax and Related Information Reporting Requirements

In general, dividend payments and payments of proceeds from the disposition of our common stock made to a non-corporate U.S. Holder may be subject to information reporting requirements. Such payments may also be subject to backup withholding tax (currently at a rate of 24%) if you are a non-corporate U.S. Holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you are subject to backup withholding because you have previously failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	fail to comply with applicable certification requirements.

A U.S. Holder generally is required to certify its compliance with the backup withholding rules on IRS Form W-9.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an applicable IRS Form W-8.

Backup withholding tax is not an additional tax. Rather, you generally may obtain a credit of any amounts withheld against your liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

MARSHALL ISLANDS TAX CONSEQUENCES

The following discussion is based upon the opinion of Reeder & Simpson P.C., our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law, you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distributions treated as a return of capital, we make to you as a stockholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common stock, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common stock.

EACH PROSPECTIVE STOCKHOLDER MUST CONSULT ITS OWN TAX, LEGAL AND OTHER ADVISORS REGARDING THE CONSEQUENCES OF OWNERSHIP OF COMMON STOCK UNDER THE STOCKHOLDER’S PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We have entered into a continuous offering program sales agreement with S. Goldman Capital LLC, or the sales agent, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the continuous offering program sales agreement, we may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time through the sales agent, as our sales agent for the offer and sale of the common stock for resale. The sales, if any, of our common stock made under the continuous offering program sales agreement will be deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, and will be made through the sales agent acting as sales agent or directly to the sales agent acting as principal, and will be made by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our common stock , or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As sales agent, the sales agent will not engage in any transactions that stabilize the price of our common stock.

From time to time during the term of the continuous offering program sales agreement, in connection with the sales agent acting as our agent, we may deliver a transaction notice to the sales agent proposing a selling period and specifying, with respect to the selling period, terms such as the number of shares (or aggregate sales proceeds) of our common stock to be sold and the minimum price below which sales may not be made. Upon acceptance of such a transaction notice from us, and subject to the terms and conditions of the continuous offering program sales agreement, if acting as agent, the sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our common stock on such terms. We or the sale agent then acting as our agent may suspend the offering of our common stock at any time upon proper notice to the other, and subject to the other conditions contained in the continuous offering program sales agreement, upon which the selling period will immediately terminate.

The sales agent will provide written confirmation to us following the close of trading on the NYSE each day on which shares of our common stock are sold by it as agent for us under the continuous offering program sales agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales price per share and the net proceeds to us. We will report at least quarterly, commencing with our annual report for the year ending December 31, 2019, the number of shares of common stock sold through the sales agent under the continuous offering program sales agreement, the proceeds to us (before expenses) and the compensation paid by us to the sales agent in connection with such sales of our common stock.

Settlement of sales of our common stock is generally anticipated to occur on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the sales agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales of our common stock as contemplated by this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

Under the terms of the continuous offering program sales agreement, we may also sell our common stock to the sales agent as principal for its own account at prices agreed upon at the time of sale. If we sell our common stock to the sales agent as principal, we will enter into a separate terms agreement with the sales agent.

We will pay the sales agent a commission, or allow a discount, for its services in acting as agent and/or principal in the sale of common stock, which will be equal to 2.5% of the gross sales price per share of all common stock sold through it under the continuous offering program sales agreement, unless the parties otherwise agree. We have agreed to reimburse the sales agent for certain expenses in certain circumstances. We estimate that the total expenses of the offering payable by us, excluding commissions or discounts payable or provided to the sales agent under the continuous offering program sales agreement and our reimbursement of the sales agent’s expenses in certain circumstances, will be approximately $0.6 million.

In connection with sales of our common stock hereunder, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The sales agent and its affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the sales agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain affiliates of the sales agent are lenders under our credit facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our credit facility, those affiliates will receive their proportionate share of any amount of the credit facility that is repaid with the net proceeds from this offering.

Purchases made pursuant to the continuous offering program sales agreement may be terminated by the sales agent at any time in certain circumstances, including our failure to maintain a listing of our common stock on the NYSE or the occurrence of a material adverse change in our company.

Our common stock is listed on the New York Stock Exchange under the symbol “NNA.”

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Navios Acquisition is incorporated under the laws of the Republic of the Marshall Islands and Navios Acquisition’s principal administrative offices are located outside of the United States in Monte Carlo, Monaco. A majority of the directors, officers and the experts named in this prospectus supplement and the accompanying prospectus reside outside the United States. In addition, a substantial portion of the assets and the assets of the directors, officers and experts are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to serve legal process within the United States upon Navios Acquisition or any of these persons. U.S. investors may also have difficulty enforcing, both in and outside the United States, judgments they may obtain in United States courts against Navios Acquisition or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Reeder & Simpson P.C. Certain other legal matters will be passed upon for us by Thompson Hine LLP, New York, New York. Certain matters with respect to this offering will be passed upon for the sales agent by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Thompson Hine LLP and Fried, Frank, Harris, Shriver & Jacobson LLP may rely on the opinion of Reeder & Simpson P.C. for all matters of Marshall Islands law. Fried, Frank, Harris, Shriver & Jacobson LLP has performed legal services for Navios Holdings and its subsidiaries from time to time.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

In April 2019, our audit committee engaged Ernst & Young (Hellas) Certified Auditors Accountants S.A. in Athens, Greece as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Please refer to the relevant disclosure reported under the heading “Change in Registrant’s Certifying Accountant” of our Report on Form 6-K, dated May 14, 2019, filed with the SEC on May 14, 2019 and to the accompanying Exhibit 16.1 of such Report on Form 6-K (Commission File Number: 001-34104).

EXPENSES

The following table sets forth costs and expenses, other than any sales agent discounts, we expect to incur in connection with the issuance and distribution of the common stock covered by this prospectus supplement. All amounts set forth in the table below are estimates; in addition, the SEC registration fee set forth in the accompanying prospectus has previously been paid.

Legal fees and expenses	$50,000
Accounting fees and expenses	30,000
Printing costs	50,000
Transfer agent fees	10,000

Total	$140,000

PROSPECTUS

NAVIOS MARITIME ACQUISITION CORPORATION

$500,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

We may, from time to time, in one or more offerings, offer and sell up to $500,000,000 aggregate principal amount of common stock, preferred stock, warrants, units and/or debt securities. At any time a particular offer of securities covered by this prospectus is made, we will provide a prospectus supplement. Any such prospectus supplement will provide specific information about the terms of the offering and the securities, and may also add, update, or change information in this prospectus. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated, or deemed to be incorporated by reference, in this prospectus carefully before you invest in any of our securities. Our common stock is currently traded on the New York Stock Exchange under the symbol “NNA,” and on November 18, 2016, the last reported sales prices of our common stock was $1.63 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

THE DATE OF THIS PROSPECTUS IS DECEMBER 7, 2016

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ABOUT THIS PROSPECTUS

As used in this prospectus, references to “Navios Acquisition,” “the Company,” we,” “our,” “us” and similar terms refer to Navios Maritime Acquisition Corporation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In any applicable prospectus supplements, we may add to, update or change any of the information contained in this prospectus.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information as described below under the heading “Incorporation of Certain Information by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement, or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

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PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. An investment in our securities involves risks. Therefore, carefully consider the information provided under the heading “Risk Factors” beginning on page 4.

Business Overview

Navios Acquisition owns a large fleet of modern crude oil, refined petroleum product and chemical tankers providing worldwide marine transportation services. Our strategy is to charter our vessels to international oil companies, refiners and large vessel operators under long, medium and short-term charters. We are committed to providing quality transportation services and developing and maintaining long-term relationships with our customers. We believe that the Navios brand will allow us to take advantage of increasing global environmental concerns that have created a demand in the petroleum products/crude oil seaborne transportation industry for vessels and operators that are able to conform to the stringent environmental standards currently being imposed throughout the world.

Our Competitive Strengths

Modern, High-Quality Fleet. We own a large fleet of modern, high—quality double—hull tankers that are designed for enhanced safety and low operating costs. We believe that the increased enforcement of stringent environmental standards currently being imposed throughout the world has resulted in a shift in major charterers’ preference towards greater use of modern double—hull vessels. We also have a large proportion of young product and chemical tankers in our fleet. Since our inception, we have committed to and have fully financed investments of over $2.1 billion, including investments of approximately $0.8 billion in newbuilding constructions. As of November 21, 2016, our fleet had an average age of approximately 5.8 years. We believe that owning and maintaining a modern, high—quality fleet reduces off—hire time and operating costs, improves safety and environmental performance and provides us with a competitive advantage in securing employment for our vessels.

Operating Visibility Through Contracted Revenues. As of the date of this prospectus, all of the vessels that we have taken delivery of are chartered out with an average remaining charter period of approximately 0.9 years, and we believe our existing charter coverage provides us with predictable, contracted revenues and operating visibility. As of the date of this prospectus, we had charters covering 99.7% of available days in 2016 and 60.6% of available days in 2017. The charter arrangements for our eight very large crude carriers (“VLCC”) tankers, eight contracted LR1 tankers, eighteen MR2 product tankers and two chemical tankers represent $270.1 million in 2016, and $123.6 million in 2017 of aggregate contracted net charter revenue, exclusive of any assumptions on future profit sharing.

Diversified Fleet. Our diversified fleet, which includes VLCCs, product and chemical tankers, allows us to serve our customers’ international crude oil, petroleum product and liquid bulk chemical transportation needs. VLCC tankers transport crude oil and operate on primarily long—haul trades from the Arabian Gulf to the Far East, North America and Europe. Product tankers transport a large number of different refined oil products, such as naphtha, gasoline, kerosene, jet fuel and gasoil, and principally operate on short—to medium—haul routes. Chemical tankers transport primarily organic and inorganic chemicals, vegetable oils and animal fats. We believe that our fleet of vessels servicing the crude oil, product and chemical tanker transportation sectors provides us with more balanced exposure to oil and commodities and more diverse opportunities to generate revenues than would a focus on any single shipping sector.

High-Quality Counterparties. Our strategy is to charter our vessels to international oil companies, refiners and large vessel operators under long, medium and short—term charters. We are committed to providing safe and quality transportation services and developing and maintaining long—term relationships with our customers, and we believe that our modern fleet will allow us to charter—out our vessels to what management views as high—quality counterparties and for long periods of time. Our current charterers include: Shell, one of the largest global groups of energy and petrochemical companies, operating in over 70 countries; Navig8 Chemicals Shipping and Trading Co. (“Navig8”), a company that controls a substantial fleet of product tankers; Vitol, a major oil trader, trading over 6 million barrels of crude and product per day; and Koch Industries, a refining, chemicals, commodity and energy trading group with over 100,000 employees worldwide.

An Experienced Management Team and Strong Brand. We have an experienced management team that we believe is well regarded in the shipping industry. The members of our management team have considerable experience in the shipping and financial industries. We also believe that we will be able to leverage the management structure at our affiliate, Navios Maritime Holdings, Inc (“Navios Holdings”), which benefits from a reputation for reliability and performance and operational experience in both the tanker and drybulk markets. Our management team is led by Angeliki Frangou, our Chairman and Chief Executive Officer, who has over 25 years of experience in the shipping industry. Ms. Frangou is also the Chairman & Chief Executive Officer of Navios Holdings, Navios Maritime Partners L.P. (“Navios Partners”) and Navios Maritime Midstream Partners L.P. (“Navios Midstream”) and has been a Chief Executive Officer of various shipping and finance companies in the past. Ms. Frangou is a member of a number of recognized shipping committees. We believe that our well respected management team and strong brand may present us with market opportunities not afforded to other industry participants.

Business Strategy

We seek to generate predictable and growing cash flow through the following:

•

Strategically Manage Sector Exposure. We operate a fleet of crude carriers and product and chemical tankers, which we believe provides us with diverse opportunities with a range of producers and consumers. We expect to adjust our relative emphasis among the crude oil, product and chemical tanker sectors according to our view of the relative opportunities in these sectors. We believe that having a mixed fleet of tankers provides the flexibility to adapt to changing market conditions and will allow us to capitalize on sector—specific opportunities through varying economic cycles.

•

Enhance Operating Visibility With Charter-Out Strategy. We believe that we are a safe, cost-efficient operator of modern and well-maintained tankers. We also believe that these attributes, together with our strategy of proactively working towards meeting our customers’ chartering needs, will contribute to our ability to attract leading charterers as customers and to our success in obtaining attractive long-term charters. We will also seek profit sharing arrangements in our long—term time charters, to provide us with potential incremental revenue above the contracted minimum charter rates. Depending on then applicable market conditions, we intend to deploy our vessels to leading charterers on a mix of long, medium and short-term time charters, with a greater emphasis on long-term charters and profit sharing. We believe that this chartering strategy will afford us opportunities to capture increased profits during strong charter markets, while benefiting from the relatively stable cash flows and high utilization rates associated with longer-term time charters. As of November 21, 2016, we had charters covering 99.7% of available days in 2016 and 60.6% of available days in 2017.

•

Actively Manage our Fleet to Maximize Return on Capital over Market Cycles. We plan to actively manage the size and composition of our fleet through opportunistic acquisitions and dispositions as part of our effort to achieve above-market returns on capital for our vessel assets. Using Navios Holdings’ global network of relationships and extensive experience in the maritime transportation industry, coupled with its commercial, financial and operational expertise, we plan to opportunistically grow our fleet through the timely and selective acquisition of high-quality newbuilding or secondhand vessels when we believe those acquisitions will result in attractive returns on invested capital and increased cash flow. We also intend to engage in opportunistic dispositions where we can achieve attractive values for our vessels as we assess the market cycle. We believe our diverse and versatile fleet, combined with the experience and long-standing relationships of Navios Holdings with participants in the maritime transportation industry, position us to identify and take advantage of attractive acquisition opportunities.

•

Leverage the Experience, Brand, Network and Relationships of Navios Holdings. We intend to capitalize on the global network of relationships that Navios Holdings has developed during its long history of investing and operating in the marine transportation industry. This includes decades-long relationships with leading charterers, financing sources and key shipping industry players. When charter markets and vessel prices are depressed and vessel financing is difficult to obtain, as is currently the case, we believe the relationships and experience of Navios Holdings and its management enhances our ability to acquire young, technically advanced vessels at cyclically low prices and employ them under attractive charters with leading charterers. Navios Holdings’ long involvement and reputation for reliability in the Asia Pacific region have also allowed it to develop privileged relationships with many of the largest institutions in Asia. Through its established reputation and relationships, Navios Holdings has had access to opportunities not readily available to most other industry participants that lack Navios Holdings’ brand recognition, credibility and track record.

•

Benefit from Navios Holdings’ Risk Management Practices and Corporate Managerial Support. Risk management requires the balancing of a number of factors in a cyclical and potentially volatile environment. In part, this requires a view of the overall health of the market, as well as an understanding of capital costs and returns. Navios Holdings actively engages in assessing financial and other risks associated with fluctuating market rates, fuel prices, credit risks, interest rates and foreign exchange rates. Navios Holdings closely monitors credit exposure to charterers and other counterparties and has established policies designed to ensure that contracts are entered into with counterparties that have appropriate credit history. Navios Holdings has strict guidelines and policies that are designed to evaluate credit exposure. We believe that Navios Acquisition benefits from these established policies.

•

Implement and Sustain a Competitive Cost Structure. Pursuant to our management agreement with the manager, a wholly owned subsidiary of Navios Holdings, (the “Manager”) the Manager coordinates and oversees the commercial, technical and administrative management of our fleet. The current technical managers of some of the VLCC vessels, affiliates of the seller of the vessels acquired as part of the acquisition of seven VLCCs in September 2010 (the “VLCC Acquisition”) are technical ship management companies that have provided technical management to the VLCC vessels acquired during the VLCC Acquisition prior to the consummation of the acquisition thereof. These technical managers continue to provide such services for an interim period, after which the technical management of our fleet is expected to be provided solely by the Manager. We believe that the Manager will be able to do so at rates competitive with those that would be available to us through independent vessel management companies. For example, pursuant to our management agreement with Navios Holdings, management fees of our vessels are fixed through December 2018. We believe this external management arrangement will enhance the scalability of our business by allowing us to grow our fleet without incurring significant additional overhead costs. We believe that we will be able to leverage the economies of scale of Navios Holdings and manage operating, maintenance and corporate costs. At the same time, we believe the young age and high-quality of the vessels in our fleet, coupled with Navios Holdings’ safety and environmental record, will position us favorably within the crude oil, product and chemical tanker transportation sectors with our customers and for future business opportunities.

RISK FACTORS

The following factors should be considered carefully in evaluating whether to purchase our securities. These factors should be considered in conjunction with any other information included or incorporated by reference herein or which may be provided supplementally with this prospectus, including in conjunction with forward-looking statements made herein. See “Where You Can Find Additional Information” on page 56.

Risk Factors Relating to Our Business

Delays in deliveries of any newbuilding vessels we may contract to acquire or order in the future, or our decision to cancel, or our inability to otherwise complete the acquisitions of any newbuildings, could harm our operating results and lead to the termination of any related charters.

Any newbuildings we may contract to acquire or order in the future, could be delayed, not completed or cancelled, which would delay or eliminate our expected receipt of revenues under any charters for such vessels. The shipbuilder or third party seller could fail to deliver the newbuilding vessel or any other vessels we acquire or order, or we could cancel a purchase or a newbuilding contract because the shipbuilder has not met its obligations, including its obligation to maintain agreed refund guarantees in place for our benefit. For prolonged delays, the customer may terminate the time charter.

Our receipt of newbuildings could be delayed, canceled, or otherwise not completed because of:

•	quality or engineering problems or failure to deliver the vessel in accordance with the vessel specifications;

•	changes in governmental regulations or maritime self-regulatory organization standards;

•	work stoppages or other labor disturbances at the shipyard;

•	bankruptcy or other financial or liquidity problems of the shipbuilder;

•	a backlog of orders at the shipyard;

•	political or economic disturbances in the country or region where the vessel is being built;

•	weather interference or a catastrophic event, such as a major earthquake or fire;

•	the shipbuilder failing to deliver the vessel in accordance with our vessel specifications;

•	our requests for changes to the original vessel specifications;

•	shortages of or delays in the receipt of necessary construction materials, such as steel; or

•	our inability to finance the purchase of the vessel.

If delivery of any newbuild vessel acquired, or any vessel we contract to acquire in the future is materially delayed, it could materially adversely affect our results of operations and financial condition.

If we fail to manage our planned growth properly, we may not be able to expand our fleet successfully, which may adversely affect our overall financial position.

While we have no specific plans, we do intend to continue to expand our fleet in the future. Our growth will depend on:

•	locating and acquiring suitable vessels;

•	identifying reputable shipyards with available capacity and contracting with them for the construction of new vessels;

•	integrating any acquired vessels successfully with our existing operations;

•	enhancing our customer base;

•	managing our expansion; and

•	obtaining required financing, which could include debt, equity or combinations thereof.

Additionally, the marine transportation and logistics industries are capital intensive, traditionally using substantial amounts of indebtedness to finance vessel acquisitions, capital expenditures and working capital needs. If we finance the purchase of our vessels through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination or asset acquisition were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

In addition, our business plan and strategy is predicated on buying vessels in a market at what we believe is near the low, but recovering phase of the periodic cycle in what has typically been a cyclical industry. However, there is no assurance that charter rates and vessels asset values will not sink lower, or that there will be an upswing in shipping costs or vesselasset values in the near-term or at all, in which case our business plan and strategy may not succeed in the near-term or at all. Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty experienced in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. We may not be successful in growing and may incur significant expenses and losses.

We may face unexpected maintenance costs, which could materially adversely affect our business, financial condition and results of operations.

If our vessels suffer damage or require upgrade work, they may need to be repaired at a drydocking facility. Our vessels may occasionally require upgrade work in order to maintain their classification society rating or as a result of changes in regulatory requirements. In addition, our vessels will be off-hire periodically for intermediate surveys and special surveys in connection with each vessel’s certification by its classification society. The costs of drydock repairs are unpredictable and can be substantial and the loss of earnings while these vessels are being repaired and reconditioned, as well as the actual cost of these repairs, would decrease our earnings. Our insurance generally only covers a portion of drydocking expenses resulting from damage to a vessel and expenses related to maintenance of a vessel will not be reimbursed. In addition, space at drydocking facilities is sometimes limited and not all drydocking facilities are conveniently located. We may be unable to find space at a suitable drydocking facility on a timely basis or may be forced to move a damaged vessel to a drydocking facility that is not conveniently located to the vessel’s position. The loss of earnings while any of our vessels are forced to wait for space or to relocate to drydocking facilities that are far away from the routes on which our vessels trade would further decrease our earnings.

We rely on our technical managers to provide essential services to our vessels and run the day-to-day operations of our vessels.

Pursuant to technical management agreements we are provided with services essential to the business of our vessels, including vessel maintenance, crewing, purchasing, shipyard supervision, insurance and assistance with vessel regulatory compliance, by our technical managers, including a subsidiary of Navios Holdings. Our operational success and ability to execute our strategy will depend significantly upon the satisfactory performance of the aforementioned services by the current technical manager. The failure of our technical managers to perform these services satisfactorily and a technical manager affiliated with the seller from the VLCC Acquisition could have a material adverse effect on our business, financial condition and results of operations.

Our vessels may be subject to unbudgeted periods of off-hire, which could materially adversely affect our business, financial condition and results of operations.

Under the terms of the charter agreements under which our vessels operate, or are expected to operate in the case of the newbuildings, when a vessel is “off-hire,” or not available for service or otherwise deficient in its condition or performance, the charterer generally is not required to pay the hire rate, and we will be responsible for all costs (including the cost of bunker fuel) unless the charterer is responsible for the circumstances giving rise to the lack of availability. A vessel generally will be deemed to be off-hire if there is an occurrence preventing the full working of the vessel due to, among other things:

•	operational deficiencies;

•	the removal of a vessel from the water for repairs, maintenance or inspection, which is referred to as drydocking;

•	delays due to accidents or deviations from course;

•	occurrence of hostilities in the vessel’s flag state or in the event of piracy;

•	crewing strikes, labor boycotts, certain vessel detentions or similar problems;

•	our failure to maintain the vessel in compliance with its specifications, contractual standards and applicable country of registry and international regulations or to provide the required crew; or

•	a natural or man-made event of force majeure.

Risks Relating to the Shipping Industry and the Operation of our Vessels

The cyclical nature of the tanker industry may lead to volatility in charter rates and vessel values, which could adversely affect our future earnings.

Oil has been one of the world’s primary energy sources for a number of decades. The global economic growth of previous years had a significant impact on the demand for oil and subsequently on the oil trade and the demand for shipping oil and oil products. However, the past several years were marked by a major economic slowdown which has had, and continues to have, a significant impact on world trade, including the oil trade. Global economic conditions remain fragile with significant uncertainty with respect to recovery prospects, levels of recovery and long-term economic growth effects. In particular, the uncertainty surrounding the future of the Eurozone, the economic prospects of the United States and the future economic growth of China, Brazil, Russia, India and other emerging markets are all expected to affect demand for product and crude tankers going-forward. Demand for oil and refined petroleum products remains less than current supply as a result of the weak global economic environment and a general global trend towards energy efficient technologies, which in combination with the limited availability of trade credit and deteriorating international liquidity conditions, led to decreased demand for tanker vessels, creating downward pressure on charter rates. This economic downturn has also affected vessel values overall. Energy prices sharply declined from mid-2014 to mid-February 2016 primarily as a result of increased oil production worldwide. In response to this increased production, demand for tankers to move oil and refined petroleum products increased significantly and average spot and period charter rates for product and crude tankers rose to above historically average rates, but have since moderated. If oil demand grows in the future, it is expected to come primarily from emerging markets which have been historically volatile, such as China and India, and a slowdown in these countries’ economies may severely affect global oil demand growth, and may result in protracted, reduced consumption of oil products and a decreased demand for our vessels and lower charter rates, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to make cash distributions. Should the Organization of the Petroleum Exporting Companies (“OPEC”) significantly reduce oil production or should there be significant declines in non-OPEC oil production, that may result in a protracted period of reduced oil shipments and a decreased demand for our vessels and lower charter rates, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to make cash distributions.

Historically, the crude oil markets have been volatile as a result of the many conditions and events that can affect the price, demand, production and transport of oil, including competition from alternative energy sources. Decreased demand for oil transportation may have a material adverse effect on our revenues, cash flows and profitability. The factors affecting the supply and demand for tankers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable. The continuing global financial crisis has intensified this unpredictability.

The factors that influence demand for tanker capacity include:

•	demand for and supply of liquid cargoes, including petroleum and petroleum products;

•	developments in international trade;

•	waiting days in ports;

•	changes in oil production and refining capacity and regional availability of petroleum refining capacity;

•	environmental and other regulatory developments;

•	global and regional economic conditions;

•	the distance chemicals, petroleum and petroleum products are to be moved by sea;

•	changes in seaborne and other transportation patterns, including changes in distances over which cargo is transported due to geographic changes in where oil is produced, refined and used;

•	competition from alternative sources of energy;

•	armed conflicts and terrorist activities;

•	natural or man-made disasters that affect the ability of our vessels to use certain waterways;

•	political developments; and

•	embargoes and strikes.

The factors that influence the supply of tanker capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older vessels;

•	port or canal congestion;

•	the number of vessels that are used for storage or as floating storage offloading service vessels;

•	the conversion of tankers to other uses, including conversion of vessels from transporting oil and oil products to carrying drybulk cargo and the reverse conversion;

•	availability of financing for new tankers;

•	the phasing out of single-hull tankers due to legislation and environmental concerns;

•	the price of steel;

•	the number of vessels that are out of service;

•	national or international regulations that may effectively cause reductions in the carrying capacity of vessels or early obsolescence of tonnage; and

•	environmental concerns and regulations, including ballast water management and low sulphur fuel consumption regulations.

Furthermore, the extension of refinery capacity in China, India and particularly the Middle East through 2018 is expected to exceed the immediate consumption in these areas, and an increase in exports of refined oil products is expected as a result. This coupled with announced refinery closures in Australia, Japan and Europe should increase trade in refined oil products.

Historically, the tanker markets have been volatile as a result of the many conditions and factors that can affect the price, supply and demand for tanker capacity. The recent global economic crisis may further reduce demand for transportation of oil over long distances and supply of tankers that carry oil, which may materially affect our future revenues, profitability and cash flows.

We believe that the current order book for tanker vessels represents a significant percentage of the existing fleet; however the percentage of the total tanker fleet on order as a percent of the total fleet declined from 18% at the end of 2011 to 16% at the end of September 2016. An over-supply of tanker capacity may result in a reduction of charter hire rates. If a reduction in charter rates occurs, we may only be able to charter our vessels at unprofitable rates or we may not be able to charter these vessels at all, which could lead to a material adverse effect on our results of operations.

Spot market rates for tanker vessels are highly volatile and may decrease in the future, which may materially adversely affect our earnings in the event that our vessels are chartered in the spot market.

We may deploy at least some of our product tankers, chemical tankers and VLCCs in the spot market directly or in pools. Although spot chartering is common in the product, chemical, tanker and VLCC sectors, product tankers, chemical tanker and VLCC charter hire rates are highly volatile and may fluctuate significantly based upon demand for seaborne transportation of crude oil and oil products and chemicals, as well as tanker supply. World oil demand is influenced by many factors, including international economic activity; geographic changes in oil production, processing, and consumption; oil price levels; inventory policies of the major oil and oil trading companies; and strategic inventory policies of countries such as the United States and China. The successful operation of our vessels in the spot charter market depends upon, among other things, obtaining profitable spot charters and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. Furthermore, as charter rates for spot charters are fixed for a single voyage that may last up to several weeks, during periods in which spot charter rates are rising, we will generally experience delays in realizing the benefits from such increases. The spot market is highly volatile, and, in the past, there have been periods when spot rates have declined below the operating cost of vessels. Currently, spot charter hire rates are at or above operating costs for most vessel sizes but there is no assurance that the crude oil, product and chemical tanker charter market will rise over the next several months or will not decline further. A decrease in spot rates may decrease the revenues and cash flow we derive from vessels employed in pools or on index linked charters. Such volatility in pool or index linked charters may be mitigated by any minimum rate due to us that we negotiate with our charterers.

Additionally, if the spot market rates or short-term time charter rates become significantly lower than the time charter equivalent rates that some of our charterers are obligated to pay us under our existing charters, the charterers may have incentive to default under that charter or attempt to renegotiate the charter. If our charterers fail to pay their obligations, we would have to attempt to re-charter our vessels at lower charter rates, which would affect our ability to comply with our loan covenants and operate our vessels profitably. If we are not able to comply with our loan covenants and our lenders choose to accelerate our indebtedness and foreclose their liens, we could be required to sell vessels in our fleet and our ability to continue to conduct our business would be impaired.

Certain of our VLCC vessels are contractually committed to time charters or operation in pools, with the remaining terms of these charters expiring during the period from and including 2017 through 2018. We are not permitted to unilaterally terminate the charter agreements of the VLCC vessels due to upswings in the tanker industry cycle, when spot market voyages might be more profitable. We may also decide to sell a vessel in the future. In such a case, should we sell a vessel that is committed to a long-term charter, we may not be able to realize the full charter free fair market value of the vessel during a period when spot market charters are more profitable than the charter agreement under which the vessel operates. We may re-charter the VLCC vessels on long-term charters or charter them in the spot market or place them in pools upon expiration or termination of the vessels’ current charters. Furthermore, in connection with the initial public offering (“IPO”) of Navios Midstream, we have committed to charter-in certain vessels of Navios Midstream’s fleet at their current charter-out rates for two years from redelivery if market rates then are lower than their current charter rates. If we are not able to employ the VLCC vessels profitably under time charters or in the spot market, our results of operations and operating cash flow may suffer.

An oversupply of tanker vessel capacity may lead to reductions in charter hire rates, vessel values and profitability.

The market supply of tankers is affected by a number of factors, such as demand for energy resources and primarily oil and petroleum products, level of charter hire rates, asset and newbuilding prices, availability of financing as well as overall economic growth in parts of the world economy, including Asia, and has been increasing as a result of the delivery of substantial newbuilding orders over the last few years. We believe that the current order book for tanker vessels represents a significant percentage of the existing fleet; however the percentage of the total tanker fleet on order as a percent of the total fleet declined from nearly 49% in 2008 to 16% as of September 2016. If the capacity of new ships delivered exceeds the capacity of tankers being scrapped and lost, tanker capacity will increase. If the supply of tanker capacity increases and if the demand for tanker capacity does not increase correspondingly, charter rates and vessel values could materially decline. If such a reduction occurs, we may only be able to recharter our vessels at reduced or unprofitable rates as their current charters expire, or we may not be able to charter these vessels at all, which could lead to a material adverse effect on our results of operations.

Increasing self-sufficiency in energy by the United States could lead to a decrease in imports of oil to that country, which to date has been one of the largest importers of oil worldwide.

The United States is expected to overtake Saudi Arabia as the world’s top oil producer by 2018, according to the 2016 annual Medium-Term Oil Market Report by the International Energy Agency (“IEA”). The steep rise in shale oil and gas production is expected to push the country toward self-sufficiency in energy. In recent years the share of total U.S. consumption met by total liquid fuel net imports, including both crude oil and products, has been decreasing since peaking at over 60% in 2005. The IEA said that U.S. crude oil imports will rebound in 2016 as domestic production slows but, overall, will decline over the period 2015—2021. A slowdown in oil imports to the United States, one of the most important oil trading nations worldwide, may result in decreased demand for our vessels and lower charter rates, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to make cash distributions.

A number of third party owners have ordered so-called “eco-type” vessel designs, which may offer substantial bunker savings as compared to older designs. Increased demand for and supply of “eco-type” vessels could reduce demand for certain of our vessels that are not classified as such and expose us to lower vessel utilization and/or decreased charter rates.

The product tanker newbuilding order book as of September 2016 is estimated at 291 vessels or 11% of the current product tanker fleet according to Clarksons Research Services Limited. The majority of these orders are based on new vessel designs, which purport to offer material bunker savings compared to older designs, which include certain of our vessels. Such savings could result in a substantial reduction of bunker cost for charterers compared to such vessels of ours. As the supply of such “eco-type” vessel increases and if charterers prefer such vessels over our vessels that are not classified as such, this may reduce demand for our non-“eco-type” vessels, impair our ability to recharter such vessels at competitive rates and have a material adverse effect on our cash flows and operations.

Charter rates in the crude oil tankers sector in which we operate and in the product and chemical tanker sectors of the seaborne transportation industry have significantly declined from historically high levels in 2008 and may remain depressed or decline further in the future, which may adversely affect our earnings.

Charter rates in the crude oil, product and chemical tanker sectors have significantly declined from historically high levels in 2008 and may remain depressed or decline further. For example, the Baltic Dirty Tanker Index declined from a high of 2,347 in July 2008 to 453 in mid-April 2009, which represents a decline of approximately 81%. Since January 2015, it has traded between a low of 496 and a high of 1,088; as of November 15, 2016, it stood at 740. The Baltic Clean Tanker Index fell from 1,509 in the early summer of 2008 to 345 in April 2009, or an approximate 77% decline. It has traded between a low of 346 and a high of 848 since January 2015 and stood at 411 as of November 15, 2016. Of note is that Chinese imports of crude oil have steadily increased from three million barrels per day in 2008 to an all-time record of about 8.1 million barrels per day in September 2016 and the U.S. has steadily increased its total petroleum product exports by about 330% to about 4.5 million barrels per day in August 2016 from one million barrels per day in January 2006. If the tanker sector of the seaborne transportation industry, which has been highly cyclical, is depressed in the future at a time when we may want to sell a vessel, our earnings and available cash flow may be adversely affected. We cannot assure you that we will be able to successfully charter our vessels in the future at rates sufficient to allow us to operate our business profitably or to meet our obligations, including payment of debt service to our lenders. Our ability to renew the charters on vessels that we may acquire in the future, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the sector in which our vessels operate at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of energy resources and commodities.

Any decrease in shipments of crude oil from the Arabian Gulf or West Africa may adversely affect our financial performance.

The demand for VLCC oil tankers derives primarily from demand for Arabian Gulf and West African crude oil, which, in turn, primarily depends on the economies of the world’s industrial countries and competition from alternative energy sources. A wide range of economic, social and other factors can significantly affect the strength of the world’s industrial economies and their demand for Arabian Gulf and West African crude oil.

Among the factors that could lead to a decrease in demand for exported Arabian Gulf and West African crude oil are:

•	increased use of existing and future crude oil pipelines in the Arabian Gulf or West African regions;

•	a decision by OPEC or other petroleum exporters to increase their crude oil prices or to further decrease or limit their crude oil production;

•	any increase in refining of crude into petroleum products for domestic consumption or export;

•	armed conflict or acts of piracy in the Arabian Gulf or West Africa and political or other factors;

•	increased oil production in other regions, such as the United States, Russia and Latin America; and

•	the development and the relative costs of nuclear power, natural gas, coal and other alternative sources of energy.

Any significant decrease in shipments of crude oil from the Arabian Gulf or West Africa may materially adversely affect our financial performance.

Fifteen of the vessels in our fleet are second-hand vessels, and we may acquire more second-hand vessels in the future. The acquisition and operation of such vessels may result in increased operating costs and vessel off-hire, which could materially adversely affect our earnings.

Two of our LR1 product tanker vessels, five of our MR2 product tanker vessels and our eight VLCC vessels are second-hand vessels, and we may acquire more second-hand vessels in the future. Our inspection of second-hand vessels prior to purchase does not provide us with the same knowledge about their condition and cost of any required or anticipated repairs that we would have had if these vessels had been built for and operated exclusively by us. Generally, we will not receive the benefit of warranties on second-hand vessels.

In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Due to improvements in engine technology, older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which the vessels may engage or the geographic regions in which we may operate. We cannot predict what alterations or modifications our vessels may be required to undergo in the future. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

Although we have considered the age and condition of the vessels in budgeting for operating, insurance and maintenance costs, we may encounter higher operating and maintenance costs due to the age and condition of these vessels, or any additional vessels we acquire in the future. The age of some of our VLCC vessels may result in higher operating costs and increased vessel off-hire periods relative to our competitors that operate newer fleets, which could have a material adverse effect on our results of operations.

Our growth depends on continued growth in demand for crude oil, refined petroleum products (clean and dirty) and bulk liquid chemicals and the continued demand for seaborne transportation of such cargoes.

Our growth strategy focuses on expansion in the crude oil, product and chemical tanker sectors. Accordingly, our growth depends on continued growth in world and regional demand for crude oil, refined petroleum (clean and dirty) products and bulk liquid chemicals and the transportation of such cargoes by sea, which could be negatively affected by a number of factors, including:

•	the economic and financial developments globally, including actual and projected global economic growth;

•	fluctuations in the actual or projected price of crude oil, refined petroleum products or bulk liquid chemicals;

•	refining capacity and its geographical location;

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increases in the production of oil in areas linked by pipelines to consuming areas, the extension of existing, or the development of new, pipeline systems in markets we may serve, or the conversion of existing non-oil pipelines to oil pipelines in those markets;

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decreases in the consumption of oil due to increases in its price relative to other energy sources, other factors making consumption of oil less attractive or energy conservation measures or pollution reduction measures or those intended to reduce global warming;

•	availability of new, alternative energy sources; and

•	negative or deteriorating global or regional economic or political conditions, particularly in oil-consuming regions, which could reduce energy consumption or its growth.

The refining and chemical industries may respond to the economic downturn and demand weakness by reducing operating rates, partially or completely closing refineries and by reducing or cancelling certain investment expansion plans, including plans for additional refining capacity, in the case of the refining industry. Continued reduced demand for refined petroleum products and bulk liquid chemicals and the shipping of such cargoes or the increased availability of pipelines used to transport refined petroleum products, and bulk liquid chemicals would have a material adverse effect on our future growth and could harm our business, results of operations and financial condition.

Our growth depends on our ability to obtain customers, for which we face substantial competition. In the highly competitive tanker industry, we may not be able to compete for charters with new entrants or established companies with greater resources, which may adversely affect our results of operations.

We will employ our tanker vessels in the highly competitive crude oil, product and chemical tanker sectors of the shipping industry that is capital intensive and fragmented. Competition arises primarily from other vessel owners, including major oil companies and traders as well as independent tanker companies, some of whom have substantially greater resources and experience than us. Competition for the chartering of tankers can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its managers to the charterers. Such competition has been enhanced as a result of the downturn in the shipping industry, which has resulted in an excess supply of vessels and reduced charter rates.

Medium to long-term time charters and bareboat charters have the potential to provide income at pre-determined rates over more extended periods of time. However, the process for obtaining longer term time charters and bareboat charters is highly competitive and generally involves a lengthy, intensive and continuous screening and vetting process and the submission of competitive bids that often extends for several months. In addition to the quality, age and suitability of the vessel, longer term shipping contracts tend to be awarded based upon a variety of other factors relating to the vessel operator. Competition for the transportation of crude oil, refined petroleum products and bulk liquid chemicals can be intense and depends on price, location, size, age, condition and acceptability of the vessel and our managers to the charterers.

In addition to having to meet the stringent requirements set out by charterers, it is likely that we will also face substantial competition from a number of competitors who may have greater financial resources, stronger reputations or experience than we do when we try to re-charter our vessels. It is also likely that we will face increased numbers of competitors entering in the crude oil, product and chemical tanker sectors, including in the ice class sector. Increased competition may cause greater price competition, especially for medium- to long-term charters. Due in part to the highly fragmented markets, competitors with greater resources could operate larger fleets through consolidations or acquisitions that may be able to offer better prices and fleets than ours.

As a result of these factors, we may be unable to obtain customers for medium- to long-term time charters or bareboat charters on a profitable basis, if at all. Even if we are successful in employing our vessels under longer term time charters or bareboat charters, our vessels will not be available for trading in the spot market during an upturn in the crude oil, product and chemical tanker market cycles, when spot trading may be more profitable. If we cannot successfully employ our vessels in profitable time charters our results of operations and operating cash flow could be adversely affected.

The market values of tanker vessels have declined from historically high levels and may fluctuate significantly, which could cause us to breach covenants in our credit facilities, result in the foreclosure of certain of our vessels, limit the amount of funds that we can borrow and adversely affect our ability to purchase new vessels and our operating results. Depressed vessel values could also cause us to incur impairment charges.

Due to the decline in world trade and tanker charter rates, the market values of our vessels and contracted newbuildings and of tankers generally, are currently significantly lower than they would have been prior to the downturn in the second half of 2008. Within the past year smaller product tanker yard resale prices have increased slightly then declined to prices lower than the beginning of 2015. Vessel values may remain at current low, or lower, levels for a prolonged period of time and can fluctuate substantially over time due to a number of different factors, including:

•	prevailing level of charter rates;

•	general economic and market conditions affecting the shipping industry;

•	competition from other shipping companies;

•	types and sizes of vessels;

•	where the ship was built and as-built specifications;

•	lifetime maintenance record;

•	supply and demand for vessels;

•	other modes of transportation;

•	cost of newbuildings;

•	governmental or other regulations, including environmental regulations; and

•	technological advances.

If the market value of our vessels decreases, we may breach some of the covenants contained in the financing agreements relating to our indebtedness at the time. Our credit facilities contain covenants including maximum total net liabilities over total net assets (effective in general after delivery of the vessels), minimum net worth and value to loan ratio covenants of 137% or lower, applicable after delivery of the vessels. If we breach any such covenants in the future and we are unable to remedy the relevant breach, our lenders could accelerate or require us to prepay a portion of our debt and foreclose on our vessels. In addition, if the book value of a vessel is impaired due to unfavorable market conditions, we would incur a loss that could have a material adverse effect on our business, financial condition and results of operations.

In addition, as vessels grow older, they generally decline in value. We will review our vessels for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

We review certain indicators of potential impairment, such as undiscounted projected operating cash flows expected from the future operation of the vessels, which can be volatile for vessels employed on short-term charters or in the spot market. Any impairment charges incurred as a result of declines in charter rates would negatively affect our financial condition and results of operations. In addition, if we sell any vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount on our financial statements, resulting in a loss and a reduction in earnings. Conversely, if vessel values are elevated at a time when we wish to acquire additional vessels, the cost of acquisition may increase and this could materially adversely affect our business, financial condition and results of operations.

Future increases in vessel operating expenses, including rising fuel prices, could materially adversely affect our business, financial condition and results of operations.

Under our time charter agreements, the charterer is responsible for substantially all of the voyage expenses, including port and canal charges and fuel costs, and we are generally responsible for vessel operating expenses. Vessel operating expenses are the costs of operating a vessel, primarily consisting of crew wages and associated costs, insurance premiums, management fees, lubricants and spare parts and repair and maintenance costs. In particular, the cost of fuel is a significant factor in negotiating charter rates. As a result, an increase in the price of fuel beyond our expectations may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil, actions by members of OPEC and other oil and gas producers, war, terrorism and unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations.

We have fixed the fees for ship management services of our owned fleet, provided by a subsidiary of Navios Holdings, through May 2018 at $6,350 per MR2 product tanker and chemical tanker vessel, $7,150 per LR1 product tanker vessel and $9,500 per VLCC vessel. Drydocking expenses under our Management Agreement are reimbursed at cost for all vessels.

We generally receive a daily rate for the use of our vessels, which is fixed through the term of the applicable charter agreement. Our charter agreements do not provide for any increase in the daily hire rate in the event that vessel-operating expenses increase during the term of the charter agreement. The charter agreements for certain of our VLCC vessels expire during the period from and including 2017 through 2018. Because of the long-term nature of these charter agreements, incremental increases in our vessel operating expenses over the term of a charter agreement will effectively reduce our operating income and, if such increases in operating expenses are significant, adversely affect our business, financial condition and results of operations.

The crude oil, product and chemical tanker sectors are subject to seasonal fluctuations in demand and, therefore, may cause volatility in our operating results.

The crude oil, product and chemical tanker sectors of the shipping industry have historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The product and chemical tanker markets are typically stronger in the fall and winter months in anticipation of increased consumption of oil and natural gas in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended June 30 and September 30, and, conversely, typically stronger in fiscal quarters ended December 31 and March 31. Our operating results, therefore, may be subject to seasonal fluctuations.

Current global economic uncertainty may negatively impact our business.

In recent years, there has been a significant adverse shift in the global economy, with operating businesses facing tightening credit, weakening demand for goods and services, deteriorating international liquidity conditions, and declining markets. Lower demand for tanker cargoes as well as diminished trade credit available for the delivery of such cargoes may create downward pressure on charter rates. If the current global economic environment persists or worsens, we may be negatively affected in the following ways:

•	We may not be able to employ our vessels at charter rates as favorable to us as historical rates or operate such vessels profitably.

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The market value of our vessels could decrease significantly, which may cause us to recognize losses if any of our vessels are sold or if their values are impaired. In addition, such a decline in the market value of our vessels could prevent us from borrowing under our credit facilities or trigger a default under one of their covenants.

•	Charterers could have difficulty meeting their payment obligations to us.

If the contraction of the global credit markets and the resulting volatility in the financial markets continues or worsens, such volatility could have a material adverse impact on our results of operations, financial condition and cash flows, and could cause the market price of our common stock to decline.

A decrease in the level of China’s imports of crude oil or petroleum products or a decrease in oil trade globally could have a material adverse impact on our charterers’ business and, in turn, could cause a material adverse impact on our results of operations, financial condition and cash flows.

China imports significant quantities of crude oil and trades significant quantities of petroleum products. For example in 2015, China imported about 305 million tons of crude oil by sea compared with crude oil imports to the United States of about 231 million tons. Our tanker vessels are deployed by our charterers on routes involving crude oil and petroleum product trades in and out of emerging markets, and our charterers’ oil shipping and business revenue may be derived from the shipment of goods within and to the Asia Pacific region from various overseas export markets. Any reduction in or hindrance to China-based importers could have a material adverse effect on the growth rate of China’s imports and on our charterers’ business. For instance, the government of China has implemented economic policies aimed at reducing pollution, increasing the strategic stock piling of crude oil and increasing the amounts of diesel oil available for export. Should these policies change, this may have the effect of reducing crude oil imports or petroleum product exports and may, in turn, result in a decrease in demand for oil shipping. Additionally, though in China there is an increasing level of autonomy and a gradual shift in emphasis to a “market economy” and enterprise reform, many of the reforms, particularly some limited price reforms that result in the prices for certain commodities being principally determined by market forces, are unprecedented or experimental and may be subject to revision, change or abolition. The level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government.

Our operations expose us to the risk that increased trade protectionism from China or other nations will adversely affect our business. If the global recovery is undermined by downside risks and the recent economic downturn returns, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing the demand for shipping. Specifically, increasing trade protectionism in the markets that our charterers serve may cause (i) a decrease in cargoes available to our charterers in favor of Chinese charterers and Chinese owned ships and (ii) an increase in the risks associated with importing goods to China. Any increased trade barriers or restrictions on trade, especially trade with China, would have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, results of operations, financial condition and our ability to pay cash distributions to our unitholders.

The employment of our vessels could be adversely affected by an inability to clear the oil majors’ risk assessment process, and we could be in breach of our charter agreements with all of our tanker vessels.

The shipping industry, and especially the shipment of crude oil, refined petroleum products (clean and dirty) and bulk liquid chemicals, has been, and will remain, heavily regulated. The so-called “oil majors,” such as Exxon Mobil, BP p.l.c., Royal Dutch Shell plc., Chevron, ConocoPhillips and Total S.A. together with a number of commodities traders, represent a significant percentage of the production, trading and shipping logistics (terminals) of crude oil and refined products worldwide. Concerns for the environment have led the oil majors to develop and implement a strict ongoing due diligence process when selecting their commercial partners. This vetting process has evolved into a sophisticated and comprehensive risk assessment of both the vessel operator and the vessel, including physical ship inspections, completion of vessel inspection questionnaires performed by accredited inspectors and the production of comprehensive risk assessment reports. In the case of term charter relationships, additional factors are considered when awarding such contracts, including:

•	office assessments and audits of the vessel operator;

•	the operator’s environmental, health and safety record;

•	compliance with the standards of the International Maritime Organization (the “IMO”), a United Nations agency that issues international trade standards for shipping;

•	compliance with oil majors’ codes of conduct, policies and guidelines, including transparency, anti-bribery and ethical conduct requirements and relationships with third parties;

•	compliance with heightened industry standards that have been set by several oil companies;

•	shipping industry relationships, reputation for customer service, technical and operating expertise;

•	shipping experience and quality of ship operations, including cost-effectiveness;

•	quality, experience and technical capability of crews;

•	the ability to finance vessels at competitive rates and overall financial stability;

•	relationships with shipyards and the ability to obtain suitable berths;

•	construction management experience, including the ability to procure on-time delivery of new vessels according to customer specifications;

•	willingness to accept operational risks pursuant to the charter, such as allowing termination of the charter for force majeure events; and

•	competitiveness of the bid in terms of overall price.

Under the terms of our charter agreements, our charterers require that these vessels and the technical manager are vetted and approved to transport oil products by multiple oil majors. Our failure to maintain any of our vessels to the standards required by the oil majors could put us in breach of the applicable charter agreement and lead to termination of such agreement, and could give rise to impairment in the value of our vessels.

Should we not be able to successfully clear the oil majors’ risk assessment processes on an ongoing basis, the future employment of our vessels, as well as our ability to obtain charters, whether medium- or long-term, could be adversely affected. Such a situation may lead to the oil majors’ terminating existing charters and refusing to use our vessels in the future, which would adversely affect our results of operations and cash flows.

We depend on significant customers for part of our revenue. Charterers may terminate or default on their obligations to us, which could materially adversely affect our results of operations and cash flow, and breaches of the charters may be difficult to enforce.

We derive a significant part of our revenue from a number of charterers. For the nine months ended September 30, 2016, Navig8, Shell and Mansel Ltd accounted for 34.0%, 19.8% and 14.8%, respectively, of our total revenue. The loss of these or any of our customers, a customer’s failure to make payments or perform under any of the applicable charters, a customer’s termination of any of the applicable charters, the loss or damage beyond repair to any of our vessels, our failure to deliver the vessel within a fixed period of time or a decline in payments under the charters could have a material adverse effect on our business, results of operations and financial condition. The charter agreements for the VLCC vessels are governed by English law and provide for dispute resolution in English courts or London-based arbitral proceedings. There can be no assurance that we would be able to enforce any judgments against these charterers in jurisdictions where they are based or have their primary assets and operations. Even after a charter contract is entered, charterers may terminate charters early under certain circumstances. The events or occurrences that will cause a charter to terminate or give the charterer the option to terminate the charter generally include a total or constructive total loss of the related vessel, the requisition for hire of the related vessel, the vessel becoming subject to seizure for more than a specified number of days or the failure of the related vessel to meet specified performance criteria.

In addition, the ability of a charterer to perform its obligations under a charter will depend on a number of factors that are beyond our control. These factors may include general economic conditions, the condition of the crude oil, product and chemical tanker sectors of the shipping industry, the charter rates received for specific types of vessels and various operating expenses. The costs and delays associated with the default by a charterer of a vessel may be considerable and may adversely affect our business, results of operations, cash flows and financial condition.

We cannot predict whether our charterers will, upon the expiration of their charters, re-charter our vessels on favorable terms or at all. If our charterers decide not to re-charter our vessels, we may not be able to re-charter them on terms similar to our current charters or at all. Even if we manage to successfully charter our vessels in the future, our charterers may go bankrupt or fail to perform their obligations under the charter agreements, they may delay payments or suspend payments altogether, they may terminate the charter agreements prior to the agreed-upon expiration date or they may attempt to renegotiate the terms of the charters. In the future, we may also employ our vessels on the spot charter market, which is subject to greater rate fluctuation than the time charter market. If we receive lower charter rates under replacement charters or are unable to re-charter all of our vessels, our results of operations and financial condition could be materially adversely affected.

The risks and costs associated with vessels increase as the vessels age.

As of November 21, 2016, the vessels in our fleet had an average age of approximately 5.8 years and most tanker vessels have an expected life of approximately 25 years. We may acquire older vessels in the future. Older vessels are typically more costly to maintain than more recently constructed vessels due to improvements in engine technology. In some instances, charterers prefer newer vessels that are more fuel efficient than older vessels. Cargo insurance rates also increase with the age of a vessel, making older vessels less desirable to charterers as well. Governmental regulations, safety or other equipment standards related to the age of the vessels may require expenditures for alterations or the addition of new equipment, to our vessels and may restrict the type of activities in which these vessels may engage. We cannot assure you that as our vessels age, market conditions will justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. If we sell vessels, we may have to sell them at a loss, and if charterers no longer charter out vessels due to their age, it could materially adversely affect our earnings.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could lower our profitability and be detrimental to operations.

The ownership and operation of vessels in international trade is affected by a number of inherent risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, piracy, terrorism, labor strikes and/or boycotts, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We maintain hull and machinery insurance, protection and indemnity insurance, which include environmental damage and pollution and war risk insurance, consistent with industry standards, against these risks on our vessels and other business assets. However, we cannot assure you that we will be able to insure against all risks adequately, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims could lower our profitability and be detrimental to our operations.

Furthermore, even if insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement ship in the event of a loss. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. In addition, our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expenses to us, which could reduce our cash flows and place strains on our liquidity and capital resources.

We are subject to various laws, regulations and conventions, including environmental and safety laws that could require significant expenditures both to maintain compliance with such laws and to pay for any uninsured environmental liabilities including any resulting from a spill or other environmental incident.

The shipping business and vessel operation are materially affected by government regulation in the form of international conventions, national, state and local laws, and regulations in force in the jurisdictions in which vessels operate, as well as in the country or countries of their registration. Governmental regulations, safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require us to make capital and other expenditures. Because such conventions, laws and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations, or the impact thereof on the fair market price or useful life of our vessels. In order to satisfy any such requirements, we may be required to take any of our vessels out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable us to operate our vessels, particularly older vessels, profitably during the remainder of their economic lives. This could lead to significant asset write downs. In addition, violations of environmental and safety regulations can result in substantial penalties and, in certain instances, seizure or detention of our vessels.

Additional conventions, laws and regulations may be adopted that could limit our ability to do business, require capital expenditures or otherwise increase our cost of doing business, which may materially adversely affect our operations, as well as the shipping industry generally. For example, in various jurisdictions, legislation has been enacted, or is under consideration, that would impose more stringent requirements on air pollution and effluent discharges from our vessels. For example, the IMO periodically proposes and adopts amendments to revise the International Convention for the Prevention of Pollution from Ships (“MARPOL”), such as the revision to Annex VI which came into force on July 1, 2010. The revised Annex VI implements a phased reduction of the sulfur content of fuel and allows for stricter sulfur limits in designated emission control areas (“ECAs”). Thus far, ECAs have been formally adopted for the Blastic Sea area (limits SOx emissions only); the North Sea area including the English Channel (limiting SOx emissions only) and the North American ECA (which came into effect on August 1, 2012 limiting SOx, NOx and particulate matter emissions). In October 2016, the IMO approved the designation of the North Sea and the Blastic Sea as ECAs for Nox under Annex VI, which is scheduled for adoption in 2017 and would take effect in January 2021. The United States Caribbean Sea ECA entered into force on January 1, 2013 and has been effective since January 1, 2014, limiting SOx, NOx and particulate matter emissions. In January 2015, the limit for fuel oil sulfur levels fell to 0.10% m/m in ECAs established to limit SOx and particulate matter emissions.

After considering the issue for many years, the IMO announced on October 27, 2016 that it was proceeding with a requirement for 0.5% m/m sulfur content in marine fuel (down from current levels of 3.5%) outside the ECAs starting on January 1, 2020. Under Annex VI, the 2020 date was subject to review as to the availability of the required fuel oil. Annex VI required the fuel availability review to be completed by 2018 but was ultimately completed in 2016. Therefore, by 2020, ships will be required to remove sulfur from emissions through the use of emission control equipment, or purchase marine fuel with 0.5% sulfur content, which may see increased demand and higher prices due to supply constraints. Installing pollution control equipment or using lower sulfur fuel could result in significantly increased costs to our company. Similarly MARPOL Annex VI requires Tier III standards for NOx emissions to be applied to ships constructed and engines installed in ships operating in NOx ECAs from January 1, 2016.

California has adopted more stringent low sulfur fuel requirements within California-regulated waters. In addition, the IMO, the U.S. and states within the U.S. have proposed or implemented requirements relating to the management of ballast water to prevent the harmful effects of foreign invasive species.

In February 2004, the IMO adopted the International Convention for the Control and Management of Ships’ Ballast Water and Sediments (the “BWM Convention”). The BWM Convention’s implementing regulations call for a phased introduction of mandatory ballast water exchange requirements, to be replaced in time with mandatory concentration limits, as well as other obligations including recordkeeping requirements and implementation of a Ballast Water and Sediments Management Plan. The BWM Convention stipulates that it will enter into force twelve months after it has been adopted by at least 30 states, the combined merchant fleets of which represent at least 35% of the gross tonnage of the world’s merchant shipping. With Finland’s accession to the Agreement on September 8, 2016, the 35% threshold was reached, and the BWM convention will enter into force on September 8, 2017. Thereafter, on October 19, 2016, Panama also acceded to the BWM convention, adding its 18.02% of world gross tonnage. As of October 31, 2016, the BWM Convention had 53 contracting states for 53.28% of world gross tonnage. The BWM Convention requires ships to manage ballast water in a manner that removes, renders harmless or avoids the update or discharge of aquatic organisms and pathogens within ballast water and sediment. Recently updated Ballast Water and Sediment Management Plan guidance includes more robust testing and performance specifications. The entry of the BWM Convention and revised guidance will likely result in additional compliance costs.

The operation of vessels is also affected by the requirements set forth in the International Safety Management Code (the “ISM Code”). The ISM Code requires ship owners and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe vessel operation and describing procedures for dealing with emergencies. Further to this, the IMO has introduced the first ever mandatory measures for an international greenhouse gas reduction regime for a global industry sector. These energy efficiency measures took effect on January 1, 2013 and apply to all ships of 400 gross tonnage and above. They include the development of a ship energy efficiency management plan (“SEEMP”) which is akin to a safety management plan, with which the industry will have to comply. The failure of a ship owner or bareboat charterer to comply with the ISM Code and IMO measures may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports.

We operate a fleet of crude, product and chemical tankers that are subject to national and international laws governing pollution from such vessels. Several international conventions impose and limit pollution liability from vessels. An owner of a tanker vessel carrying a cargo of “persistent oil” as defined by the International Convention for Civil Liability for Oil Pollution Damage (the “CLC”) is subject under the convention to strict liability for any pollution damage caused in a contracting state by an escape or discharge from cargo or bunker tanks. This liability is subject to a financial limit calculated by reference to the tonnage of the ship, and the right to limit liability may be lost if the spill is caused by the ship owner’s intentional or reckless conduct. Liability may also be incurred under the CLC for a bunker spill from the vessel even when she is not carrying such cargo, but is in ballast.

When a tanker is carrying clean oil products that do not constitute “persistent oil” that would be covered under the CLC, liability for any pollution damage will generally fall outside the CLC and will depend on other international conventions or domestic laws in the jurisdiction where the spillage occurs. The same principle applies to any pollution from the vessel in a jurisdiction which is not a party to the CLC. The CLC applies in over 100 jurisdictions around the world, but it does not apply in the United States, where the corresponding liability laws such as the Oil Pollution Act of 1990 (the “OPA”) discussed below, are particularly stringent. For vessel operations not covered by the CLC, including those operated under our fleet, at present, international liability for oil pollution is governed by the International Convention on Civil Liability for Bunker Oil Pollution Damage (the “Bunker Convention”). In 2001, the IMO adopted the Bunker Convention, which imposes strict liability on ship owners for pollution damage and response costs incurred in contracting states caused by discharges, or threatened discharges, of bunker oil from all classes of ships not covered by the CLC. The Bunker Convention also requires registered owners of ships over a certain size to maintain insurance to cover their liability for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime, including liability limits calculated in accordance with the Convention on Limitation of Liability for Maritime Claims 1976, as amended (the “1976 Convention”), discussed in more detail in the following paragraph. The Bunker Convention became effective in contracting states on November 21, 2008 and, as of October 31, 2016, had 83 contracting states. In non-contracting states, liability for such bunker oil pollution typically is determined by the national or other domestic laws in the jurisdiction where the spillage occurs.

The CLC and Bunker Convention also provide vessel owners a right to limit their liability, depending on the applicable national or international regime. The CLC includes its own liability limits. The 1976 Convention is the most widely applicable international regime limiting maritime pollution liability. Rights to limit liability under the 1976 Convention are forfeited where a spill is caused by a ship owner’s intentional or reckless conduct. Certain jurisdictions have ratified the IMO’s Protocol of 1996 to the 1976 Convention, referred to herein as the “Protocol of 1996.” The Protocol of 1996 provides for substantially higher liability limits in those jurisdictions than the limits set forth in the 1976 Convention. Finally, some jurisdictions, such as the United States, are not a party to either the 1976 Convention or the Protocol of 1996, and, therefore, a ship owner’s rights to limit liability for maritime pollution in such jurisdictions may be uncertain.

Environmental legislation in the United States merits particular mention as it is in many respects more onerous than international laws, representing a high-water mark of regulation with which ship owners and operators must comply, and of liability likely to be incurred in the event of non-compliance or an incident causing pollution. Such regulation may become even stricter if laws are changed as a result of the April 2010 Deepwater Horizon oil spill in the Gulf of Mexico (the “Deepwater Horizon incident”). In the United States, the OPA establishes an extensive regulatory and liability regime for the protection and cleanup of the environment from cargo and bunker oil spills from vessels, including tankers. The OPA covers all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its 200 nautical mile exclusive economic zone. Under the OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or substantial threats of discharges, of oil from their vessels. In response to the Deepwater Horizon incident, the U.S. House of Representatives passed and the U.S. Senate considered but did not pass a bill to strengthen certain requirements of the OPA; similar legislation may be introduced in the future.

In addition to potential liability under the federal OPA, vessel owners may in some instances incur liability on an even more stringent basis under state law in the particular state where the spillage occurred. For example, California regulations prohibit the discharge of oil, require an oil contingency plan be filed with the state, require that the ship owner contract with an oil response organization and require a valid certificate of financial responsibility, all prior to the vessel entering state waters.

In recent years, the EU has become increasingly active in the field of regulation of maritime safety and protection of the environment. In some areas of regulation the EU has introduced new laws without attempting to procure a corresponding amendment to international law. Notably, in 2005 the EU adopted a directive, as amended in 2009, on ship-source pollution, imposing criminal sanctions for pollution not only where pollution is caused by intent or recklessness (which would be an offence under MARPOL), but also where it is caused by “serious negligence.” The concept of “serious negligence” may be interpreted in practice to be little more than ordinary negligence. The directive could therefore result in criminal liability being incurred in circumstances where it would not be incurred under international law.

In response to the Deepwater Horizon incident, the European Union issued “Directive 2013/30/EU of the European Parliament and of the Council of June 12, 2013 on safety of offshore oil and gas operations.” The objective of this Directive is to reduce as far as possible the occurrence of major accidents relating to offshore oil and gas operations and to limit their consequences, thus increasing the protection of the marine environment and coastal economies against pollution, establishing minimum conditions for safe offshore exploration and exploitation of oil and gas and limiting possible disruptions to Union indigenous energy production, and to improve the response mechanisms in case of an accident. The Directive was implemented on July 19, 2015. As far as the environment is concerned, the UK has various new or amended regulations such as: the Offshore Petroleum Activities (Offshore Safety Directive) (Environmental Functions) Regulations 2015 (“OSDEF”), the 2015 amendments to the Merchant Shipping (Oil Pollution Preparedness, Response and Cooperation Convention) Regulations 1998 (“OPRC 1998”) and other environmental Directive requirements, specifically the Environmental Management System. The Offshore Petroleum Licensing (Offshore Safety Directive) Regulations 2015 will implement the licensing Directive requirements.

Criminal liability for a pollution incident could not only result in us incurring substantial penalties or fines, but may also, in some jurisdictions, facilitate civil liability claims for greater compensation than would otherwise have been payable.

We maintain insurance coverage for each owned vessel in our fleet against pollution liability risks in the amount of $1.0 billion in the aggregate for any one event. The insured risks include penalties and fines as well as civil liabilities and expenses resulting from accidental pollution. However, this insurance coverage is subject to exclusions, deductibles and other terms and conditions. If any liabilities or expenses fall within an exclusion from coverage, or if damages from a catastrophic incident exceed the aggregate liability of $1.0 billion for any one event, our cash flow, profitability and financial position would be adversely impacted.

Climate change and government laws and regulations related to climate change could negatively impact our financial condition.

We are and will be, directly and indirectly, subject to the effects of climate change and may, directly or indirectly, be affected by government laws and regulations related to climate change. A number of countries have adopted or are considering the adoption of regulatory frameworks to reduce greenhouse gas emissions, such as carbon dioxide, methane and nitrogen oxides. In the United States, the United States Environmental Protection Agency (“EPA”) has declared greenhouse gases to be dangerous pollutants and has issued greenhouse gas reporting requirements for emissions sources in certain industries (which currently do not include the shipping industry). The EPA does require owners of vessels subject to MARPOL Annex VI to maintain records for nitrogen oxides standards and in-use fuel specifications.

In addition, while the emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change (the “UNFCC”), which requires adopting countries to implement national programs to reduce greenhouse gas emissions, the IMO intends to develop limits on greenhouse gases from international shipping. It has responded to the global focus on climate change and greenhouse gas emissions by developing specific technical and operational efficiency measures and a work plan for market-based mechanisms in 2011. These include the mandatory measures of SEEMP, outlined above, and an energy efficiency design index (“EEDI”) for new ships. The IMO is also considering its position on market-based measures through an expert working group. Among the numerous proposals being considered by the working group are the following: a port state levy based on the amount of fuel consumed by the vessel on its voyage to the port in question; a global emissions trading scheme which would allocate emissions allowances and set an emissions cap; and an international fund establishing a global reduction target for international shipping, to be set either by the UNFCCC or the IMO.

At its 64th session (2012), the IMO’s Marine Environment Protection Committee (the “MEPC”) indicated that 2015 was the target year for member states to identify market-based measures for international shipping. At its 66th session (2014), the MEPC continued its work on developing technical and operational measures relating to energy-efficiency measures for ships, following the entry into force of the mandatory efficiency measures on January 1, 2013. It adopted the 2014 Guidelines on the Method of Calculation of the Attained EEDI, applicable to new ships. It further adopted amendments to MARPOL Annex VI concerning the extension of the scope of application of the EEDI to Liquefied Natural Gas (“LNG”) carriers, ro-ro cargo ships (vehicle carriers), ro-ro cargo ships, ro-ro passenger ships and cruise passengers ships with nonconventional propulsion. At its 67th session (2014), the MEPC adopted the 2014 Guidelines on survey and certification of the EEDI, updating the previous version to reference ships fitted with dual-fuel engines using LNG and liquid fuel oil. The MEPC also adopted amendments to the 2013 Interim Guidelines for determining minimum propulsion power to maintain the maneuverability of ships in adverse conditions, to make the guidelines applicable to phase 1 (starting January 1, 2015) of the EEDI requirements. At its 68th session (2015), the MEPC amended the 2014 Guidelines on EEDI survey and certification as well as the method of calculating of EEDI for new ships, the latter of which was again amended at the 70th session (2016). At its 70th session, the MEPC also adopted mandatory requirements for ships of 5,000 gross tonnage or greater to collect fuel consumption data for each type of fuel used, and report the data to the flag State after the end of each calendar year.

In December 2011, UN climate change talks took place in Durban and concluded with an agreement referred to as the Durban Platform for Enhanced Action. The Durban Conference did not result in any proposals specifically addressing the shipping industry’s role in climate change but the progress that has been made by the IMO in this area was widely acknowledged throughout the negotiating bodies of the UNFCCC process and an ad hoc working group was established.

Although regulation of greenhouse gas emissions in the shipping industry was discussed during the 2015 UN Climate Change Conference in Paris (the “Paris Conference”), the agreement reached among the 195 nations did not expressly reference the shipping industry. Following the Paris Conference, the IMO announced it would continue its efforts on this issue at the MEPC, and at its 70th session, the MEPC approved a Roadmap for developing a comprehensive GHG emissions reduction strategy for ships, which includes the goal of adopting an initial strategy and emission reduction commitments in 2018. The Roadmap also provides for additional studies and further intersessional work, to be continued at the 71st session in 2017, with a goal of adopting a revised strategy in 2023 to include short-, mid- and long-term reduction measures and schedules for implementation..

The EU announced in April 2007 that it planned to expand the EU emissions trading scheme by adding vessels, and a proposal from the European Commission (“EC”) was expected if no global regime for reduction of seaborne emissions had been agreed to by the end of 2011. As of January 31, 2013, the EC had stopped short of proposing that emissions from ships be included in the EU’s emissions-trading scheme. However, on October 1, 2012, it announced that it would propose measures to monitor, verify and report on greenhouse-gas emissions from the shipping sector. On June 28, 2013, the EC adopted a communication setting out a strategy for progressively including greenhouse gas emissions from maritime transport in the EU’s policy for reducing its overall GHG emissions. The first step proposed by the EC was an EU regulation (as defined below) to an EU-wide system for the monitoring, reporting and verification of carbon dioxide emissions from large ships starting in 2018. The EU Regulation (2015/757) was adopted on April 29, 2015 and took effect on July 1, 2015, with monitoring, reporting and verification requirements beginning on January 1, 2018. This Regulation may be seen as indicative of an intention to maintain pressure on the international negotiating process. The EC also adopted an Implementing Regulation, which will enter into force in November 2016, setting templates for monitoring plans, emissions reports and compliance documents pursuant to Regulation 2015/757.

We cannot predict with any degree of certainty what effect, if any, possible climate change and government laws and regulations related to climate change will have on our operations, whether directly or indirectly. However, we believe that climate change, including the possible increase in severe weather events resulting from climate change, and government laws and regulations related to climate change may affect, directly or indirectly, (i) the cost of the vessels we may acquire in the future, (ii) our ability to continue to operate as we have in the past, (iii) the cost of operating our vessels, and (iv) insurance premiums, deductibles and the availability of coverage. As a result, our financial condition could be negatively impacted by significant climate change and related governmental regulation, and that impact could be material.

We are subject to vessel security regulations and we incur costs to comply with adopted regulations. We may be subject to costs to comply with similar regulations that may be adopted in the future in response to terrorism.

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002 (the “MTSA”) came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea (the “SOLAS”) created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect in July 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the International Ship and Port Facilities Security Code (the “ISPS Code”). Among the various requirements are:

•	on-board installation of automatic information systems (“AIS”), to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The U.S. Coast Guard regulations, intended to be aligned with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board a valid International Ship Security Certificate (“ISSC”) that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code. We will implement the various security measures addressed by the MTSA, SOLAS and the ISPS Code and take measures for our vessels or vessels that we charter to attain compliance with all applicable security requirements within the prescribed time periods. Although management does not believe these additional requirements will have a material financial impact on our operations, there can be no assurance that there will not be an interruption in operations to bring vessels into compliance with the applicable requirements and any such interruption could cause a decrease in charter revenues. Furthermore, additional security measures could be required in the future that could have significant financial impact on us.

Our international activities increase the compliance risks associated with economic and trade sanctions imposed by the United States, the European Union and other jurisdictions.

Our international operations and activities could expose us to risks associated with trade and economic sanctions prohibitions or other restrictions imposed by the United States or other governments or organizations, including the United Nations, the European Union and its member countries. Under economic and trade sanctions laws, governments may seek to impose modifications to, prohibitions/restrictions on business practices and activities, and modifications to compliance programs, which may increase compliance costs, and, in the event of a violation, may subject us to fines and other penalties.

Iran

During the last few years, the scope of sanctions imposed against the government of Iran and persons engaging in certain activities or doing certain business with and relating to Iran was expanded by a number of jurisdictions, including the United States, the European Union and Canada. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act (“CISADA”), which expanded the scope of the former Iran Sanctions Act. The scope of U.S. sanctions against Iran were expanded subsequent to CISADA by, among other U.S. laws, the National Defense Authorization Act of 2012 (the “2012 NDAA”), the Iran Threat Reduction and Syria Human Rights Act of 2012 (“ITRA”), Executive Order 13662, and the Iran Freedom and Counter-Proliferation Act of 2012 (“IFCA”). The foregoing laws, among other things, expanded the application of prohibitions to non-U.S. companies, such as our company, and introduced limits on the ability of companies and persons to do business or trade with Iran when such activities relate to specific activities such as investment in Iran, the supply or export of refined petroleum or refined petroleum products to Iran, the supply and delivery of goods to Iran which could enhance Iran’s petroleum or energy sectors, and the transportation of crude oil from Iran to countries which do not enjoy Iran crude oil sanctions waivers (our tankers called in Iran but did not engage in the prohibited activities specifically identified by these sanctions).

U.S. economic sanctions on Iran fall into two general categories: “Primary” sanctions, which prohibit U.S. companies and their foreign branches, U.S. citizens, U.S. permanent residents and persons within U.S. territory from engaging in all direct and indirect trade and other transactions with Iran without U.S. government authorization, and “secondary” sanctions, which are mainly nuclear-related sanctions. While most of the nuclear-related sanctions with respect to Iran (including inter alia, CISADA, ITRA and IFCA) were lifted on January 16, 2016 through the implementation of the Joint Comprehensive Plan of Action (“JCPOA”) entered into between the permanent members of the United Nations Security Council (China, France, Russia, the United Kingdom and the United States) and Germany, there are still certain limitations in place with which we need to comply. The primary sanctions with which U.S. persons or transactions with a U.S. nexus must comply are still in force and have not been lifted or relaxed, except in a very limited fashion. Additionally, the sanctions lifted under the JCPOA could be reimposed (“snapped back”) at any time if Iran violates the JCPOA.

After the lifting of most of the nuclear-related sanctions on January 16, 2016, EU sanctions remain in place in relation to the export of arms and military goods listed in the EU common military list, missiles-related goods and items that might be used for internal repression. The main nuclear-related sanctions which remain in place include restrictions on:

i.

Graphite and certain raw or semi-finished metals such as corrosion-resistant high-grade steel, iron, aluminium and alloys, titanium and alloys and nickel and alloys (as listed in Annex VIIB to EU Regulation 267/2012 as updated by EU Regulation 2015/1861 (the “EU Regulation”);

ii.	Goods listed in the Nuclear Suppliers Group list (listed in Annex I to the EU Regulation);

iii.	Goods that could contribute to nuclear-related or other activities inconsistent with the JCPOA (as listed in Annex II to the EU Regulation); and

iv.	Software designed for use in nuclear/military industries (as listed in Annex VIIA to the EU Regulation).

Dealing with the above is no longer prohibited, but prior authorization must be obtained first and is granted on a case-by-case basis. The remaining restrictions apply to the sale, supply, transfer or export, directly or indirectly to any Iranian person/for use in Iran, as well as the provision of technical assistance, financing or financial assistance in relation to the restricted activity. Certain individuals and entities remain sanctioned and the prohibition to make available, directly or indirectly, economic resources or assets to or for the benefit of sanctioned parties remains. “Economic resources” is widely defined and it remains prohibited to provide vessels for a fixture from which a sanctioned party (or parties related to a sanctioned party) directly or indirectly benefits. It is therefore still necessary to carry out due diligence on the parties and cargoes involved in fixtures involving Iran.

Russia/Ukraine

As a result of the crisis in Ukraine and the annexation of Crimea by Russia in 2014, both the U.S. and EU have implemented sanctions against certain persons and entities. In addition, various restrictions on trade have been implemented which, amongst others, include a prohibition on the import into the EU of goods originating in Crimea or Sevastopol as well as restrictions on trade in certain dual-use and military items and restrictions in relation to various items of technology associated with the oil industry for use in deep water exploration and production, Arctic oil exploration and production or shale oil projects in Russia.

The U.S. has imposed sanctions against certain designated Russian entities and individuals (“U.S. Russian Sanctions Targets”). These sanctions block the property and all interests in property of the U.S. Russian

Sanctions Targets. This effectively prohibits U.S. persons from engaging in any economic or commercial transactions with the U.S. Russian Sanctions Targets unless the same are authorized by the U.S. Treasury Department. Similar to EU sanctions, U.S. sanctions also entail restrictions on certain exports from the United States to Russia. While the prohibitions of these sanctions are not directly applicable to us, we have compliance measures in place to guard against transactions with U.S. Russian Sanctions Targets which may involve the United States or U.S. persons and thus implicate prohibitions.

Other U.S. Economic Sanctions Targets

In addition to Iran and certain Russian entities and individuals, as indicated above, the United States maintains economic sanctions against Syria, Sudan, Cuba, North Korea, and sanctions against entities and individuals (such as entities and individuals in the foregoing targeted countries, designated terrorists, narcotics traffickers) whose names appear on the List of SDNs and Blocked Persons maintained by the U.S. Treasury Department (collectively, “Sanctions Targets”). We are subject to the prohibitions of these sanctions to the extent that any transaction or activity we engage in involves Sanctions Targets and a U.S. person or otherwise has a nexus to the United States.

The EU also maintains sanctions against Syria, Sudan, North Korea and certain other countries and against individuals listed by the EU. These restrictions apply to our operations and as such, to the extent that these countries may be involved in any business it is important to carry out checks to ensure compliance with all relevant restrictions and to carry out due diligence checks on counterparties and cargoes.

Compliance

Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations, and the law may change. Moreover, despite, for example, relevant provisions in charter parties forbidding the use of our vessels in trade that would violate economic sanctions, our charterers may nevertheless violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation and be imputed to us. In addition, given our relationship with Navios Midstream and Navios Holdings, we cannot give any assurance that an adverse finding against Navios Midstream or Navios Holdings by a governmental or legal authority or others with respect to the matters discussed herein or any future matter related to regulatory compliance by Navios Midstream, Navios Holdings or ourselves will not have a material adverse impact on our business, reputation or the market price or trading of our common stock.

We are constantly monitoring developments in the United States, the European Union and other jurisdictions that maintain economic sanctions against Iran, other countries, and other sanctions targets, including developments in implementation and enforcement of such sanctions programs. Expansion of sanctions programs, embargoes and other restrictions in the future (including additional designations of countries and persons subject to sanctions), or modifications in how existing sanctions are interpreted or enforced, could prevent our vessels from calling in ports in sanctioned countries or could limit their cargoes. If any of the risks described above materialize, it could have a material adverse impact on our business and results of operations.

To reduce the risk of violating economic sanctions, we have a policy of compliance with applicable economic sanctions laws and have implemented and continue to implement and diligently follow compliance procedures to avoid economic sanctions violations.

We could be materially adversely affected by violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and anti-corruption laws in other applicable jurisdictions.

As an international shipping company, we may operate in countries known to have a reputation for corruption. The U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and other anti-corruption laws and regulations in applicable jurisdictions generally prohibit companies registered with the SEC and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business. Under the FCPA, U.S. companies may be held liable for some actions taken by strategic or local partners or representatives. Legislation in other countries includes the U.K. Bribery Act 2010 (the “U.K. Bribery Act”) which is broader in scope than the FCPA because it does not contain an exception for facilitation payments. We and our customers may be subject to these and similar anti-corruption laws in other applicable jurisdictions. Failure to comply with legal requirements could expose us to civil and/or criminal penalties, including fines, prosecution and significant reputational damage, all of which could materially and adversely affect our business and results of operations, including our relationships with our customers, and our financial results. Compliance with the FCPA, the U.K. Bribery Act and other applicable anti-corruption laws and related regulations and policies imposes potentially significant costs and operational burdens on us. Moreover, the compliance and monitoring mechanisms that we have in place including our Code of Ethics and our anti-bribery and anti-corruption policy, may not adequately prevent or detect all possible violations under applicable anti-bribery and anti-corruption legislation. However, we believe that the procedures we have in place to prevent bribery are adequate and that they should provide a defense in certain circumstances to a violation or a mitigation of applicable penalties, at least under the U.K.’s Bribery Act.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspections and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of contents of vessels, delays in the loading, offloading or delivery and the levying of customs, duties, fines and other penalties.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our future customers and may, in certain cases, render the shipment of certain types of cargo impractical. Any such changes or developments may have a material adverse effect on our business, financial condition, and results of operations.

A failure to pass inspection by classification societies could result in our vessels becoming unemployable unless and until they pass inspection, resulting in a loss of revenues from such vessels for that period and a corresponding decrease in operating cash flows.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and with SOLAS. A vessel must undergo an annual survey, an intermediate survey and a special survey. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel. If any of our vessels fail any annual survey, intermediate survey, or special survey, the vessel may be unable to trade between ports and, therefore, would be unemployable, potentially causing a negative impact on our revenues due to the loss of revenues from such vessel until it was able to trade again.

We are subject to inherent operational risks that may not be adequately covered by our insurance.

The operation of ocean-going vessels in international trade is inherently risky. Although we carry insurance for our fleet against risks commonly insured against by vessel owners and operators, including hull and machinery insurance, war risks insurance and protection and indemnity insurance (which include environmental damage and pollution insurance), all risks may not be adequately insured against, and any particular claim may not be paid. We do not currently maintain off-hire insurance, which would cover the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled drydocking due to damage to the vessel from accidents. Other events that may lead to off-hire periods include natural or man-made disasters that result in the closure of certain waterways and prevent vessels from entering or leaving certain ports. Accordingly, any extended vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business. Any claims covered by insurance would be subject to deductibles, and since it is possible that a large number of claims may be brought, the aggregate amount of these deductibles could be material.

We may be unable to procure adequate insurance coverage at commercially reasonable rates in the future. For example, more stringent environmental regulations have led in the past to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. A catastrophic oil spill or marine disaster could exceed our insurance coverage, which could harm our business, financial condition and operating results. Changes in the insurance markets attributable to terrorist attacks may also make certain types of insurance more difficult for us to obtain. In addition, the insurance that may be available to us may be significantly more expensive than our existing coverage. We do not carry strike insurance.

Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our fleet. Our insurance policies also contain deductibles, limitations and exclusions which can result in significant increased overall costs to us.

The operation of ocean-going vessels entails the possibility of marine disasters, including damage or destruction of a vessel due to accident, the loss of a vessel due to piracy, terrorism or political conflict, damage or destruction of cargo and similar events that are inherent operational risks of the tanker industry and may cause a loss of revenue from affected vessels and damage to our business reputation and condition, which may in turn lead to loss of business.

The operation of ocean-going vessels entails certain inherent risks that may adversely affect our business and reputation. Our vessels and their cargoes are at risk of being damaged or lost due to events such as:

•	damage or destruction of a vessel due to marine disaster such as a collision;

•	the loss of a vessel due to piracy and terrorism;

•	cargo and property losses or damage as a result of the foregoing or less drastic causes such as human error, mechanical failure and bad weather;

•	environmental accidents as a result of the foregoing;

•

business interruptions and delivery delays caused by mechanical failure, human error, acts of piracy, war, terrorism, political action in various countries, labor strikes, potential government expropriation of our vessels or adverse weather conditions; and

•	other events and circumstances.

In addition, increased operational risks arise as a consequence of the complex nature of the crude oil, product and chemical tanker industry, the nature of services required to support the industry, including maintenance and repair services, and the mechanical complexity of the tankers themselves. Compared to other types of vessels, tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision or other cause, due to the high flammability and high volume of the oil transported in tankers. Damage and loss could also arise as a consequence of a failure in the services required to support the industry, for example, due to inadequate dredging. Inherent risks also arise due to the nature of the product transported by our vessels. Any damage to, or accident involving, our vessels while carrying crude oil could give rise to environmental damage or lead to other adverse consequences. Each of these inherent risks may also result in death or injury to persons, loss of revenues or property, higher insurance rates, damage to our customer relationships, delay or rerouting.

Any of these circumstances or events could substantially increase our costs. For example, the costs of replacing a vessel or cleaning up environmental damage could substantially lower our revenues by taking vessels out of operation permanently or for periods of time. Furthermore, the involvement of our vessels in a disaster or delays in delivery, damage or the loss of cargo may harm our reputation as a safe and reliable vessel operator and cause us to lose business. Our vessels could be arrested by maritime claimants, which could result in the interruption of business and decrease revenue and lower profitability.

Some of these inherent risks could result in significant damage, such as marine disaster or environmental incidents, and any resulting legal proceedings may be complex, lengthy, costly and, if decided against us, any of these proceedings or other proceedings involving similar claims or claims for substantial damages may harm our reputation and have a material adverse effect on our business, results of operations, cash flow and financial position. In addition, the legal systems and law enforcement mechanisms in certain countries in which we operate may expose us to risk and uncertainty. Further, we may be required to devote substantial time and cost defending these proceedings, which could divert attention from management of our business. Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested,” this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

Any of these factors may have a material adverse effect on our business, financial conditions and results of operations.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call in ports in South America and other areas where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations, cash flows and financial condition.

Acts of piracy on ocean-going vessels have increased in frequency and magnitude, which could adversely affect our business.

The shipping industry has historically been affected by acts of piracy in regions such as the South China Sea, the Indian Ocean, the Gulf of Aden off the coast of Somalia and the Red Sea. Although the frequency of sea piracy worldwide has decreased in recent years, sea piracy incidents continue to occur, particularly in the Gulf of Aden and towards the Mozambique Channel in the North Indian Ocean and increasingly in the Gulf of Guinea. A significant example of the heightened level of piracy came in February 2011 when the M/V Irene SL, a crude oil tanker in the Arabian Sea which was not affiliated with us, was captured by pirates in the Arabian Sea while carrying crude oil estimated to be worth approximately $200 million. In December 2009, the Navios Apollon, a vessel owned by Navios Partners, was seized by pirates 800 miles off the coast of Somalia while transporting fertilizer from Tampa, Florida to Rozi, India and was released on February 27, 2010. In January 2014, the Nave Atropos, a vessel owned by us, came under attack from a pirate action group in international waters off the coast of Yemen and in February 2016, the Nave Jupiter, a vessel also owned by us, came under attack from pirate action groups on her way out from her loading terminal about 50 nautical miles off Bayelsa, Nigeria. In both instances, the crew and the on-board security team successfully implemented the counter piracy action plan and standard operating procedures to deter the attack with no consequences to the vessels or their crew. These piracy attacks have resulted in regions (in which our vessels are deployed) being characterized by insurers as “war risk” zones or Joint War Committee (JWC) “war and strikes” listed areas. Premiums payable for insurance coverage could increase significantly and insurance coverage may be more difficult to obtain. Crew costs, including those due to employing onboard security guards, could increase in such circumstances. While the use of security guards is intended to deter and prevent the hijacking of our vessels, it could also increase our risk of liability for death or injury to persons or damage to personal property. In addition, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charter hire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and it is therefore entitled to cancel the charter party, a claim that we would dispute. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessels, an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and cash flows. Acts of piracy on ocean-going vessels could adversely affect our business and operations.

Political and government instability, terrorist attacks, increased hostilities or war could lead to further economic instability, increased costs and disruption of our business.

We conduct most of our operations outside of the United States. In particular, we derive our revenues from shipping oil and oil products from politically unstable regions and our business, results of operations, cash flows, financial condition and ability to make cash distributions may be adversely affected by the effects of political instability, terrorist or other attacks, war or international hostilities. Terrorist attacks, such as the attacks in the United States on September 11, 2001, the attacks in London on July 7, 2005, in Paris on January 7, 2015 and November 13, 2015, and the bombings in Spain on March 11, 2004, along with the recent conflicts in Iraq, Afghanistan, Syria, Yemen, Ukraine and other current and future conflicts, and the continuing response of the United States and other countries to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world financial markets, including the energy markets. Continuing hostilities in the Middle East may lead to additional armed conflicts or to further acts of terrorism and civil disturbance in the United States or elsewhere, which could result in increased volatility and turmoil in the financial markets and may contribute further to economic instability. Current and future conflicts and terrorist attacks may adversely affect our business, operating results, financial condition, ability to raise capital and future growth. Terrorist attacks on vessels, such as the October 2002 attack on the M/V Limburg, a VLCC not related to us, may in the future also negatively affect our operations and financial condition and directly impact our vessels or our customers.

In addition, oil facilities, shipyards, vessels, pipelines and oil and gas fields could be targets of future terrorist attacks. Any such attacks could lead to, among other things, bodily injury or loss of life, vessel or other property damage, increased vessel operational costs, including insurance costs, and the inability to transport oil and other refined products to or from certain locations. Terrorist attacks, war or other events beyond our control that adversely affect the distribution, production or transportation of oil and other refined products to be shipped by us could entitle our customers to terminate our charter contracts, which would harm our cash flow and our business.

Furthermore, our operations may be adversely affected by changing or adverse political and governmental conditions in the countries where our vessels are flagged or registered and in the regions where we otherwise engage in business. Any disruption caused by these factors may interfere with the operation of our vessels, which could harm our business, financial condition and results of operations. Our operations may also be adversely affected by expropriation of vessels, taxes, regulation, tariffs, trade embargoes, economic sanctions or a disruption of or limit to trading activities, or other adverse events or circumstances in or affecting the countries and regions where we operate or where we may operate in the future.

Governments could requisition vessels of a target business during a period of war or emergency, resulting in a loss of earnings.

A government could requisition a business’ vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target business would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

Disruptions in world financial markets and the resulting governmental action in Europe, the United States and in other parts of the world could have a material adverse impact on our ability to obtain financing required to acquire vessels or new businesses. Furthermore, such a disruption would materially adversely affect our results of operations, financial condition and cash flows.

Global financial markets and economic conditions have been severely disrupted and volatile in recent years and remain subject to significant vulnerabilities, such as the deterioration of fiscal balances and the rapid accumulation of public debt, continued deleveraging in the banking sector and a limited supply of credit. Recent conflicts in Iraq, Afghanistan, Syria, Ukraine, other current conflicts, and continuing concerns relating to the European sovereign debt crisis have led to increased volatility in global credit and equity markets. Several European countries, including Greece, have been affected by increasing public debt burdens and weakening economic growth prospects. In recent years, Standard and Poor’s Rating Services and Moody’s Investors Service downgraded the long-term ratings of most European countries’ sovereign debt and initiated negative outlooks. Such downgrades could negatively affect those countries’ ability to access the public debt markets at reasonable rates or at all, materially affecting the financial conditions of banks in those countries, including those with which we maintain cash deposits and equivalents, or on which we rely on to finance our vessel and new business acquisitions. Cash deposits and cash equivalents in excess of amounts covered by government-provided insurance are exposed to loss in the event of non-performance by financial institutions. We maintain cash deposits and equivalents in excess of government-provided insurance limits at banks in Greece and other European nations, which may expose us to a loss of cash deposits or cash equivalents.

The credit markets worldwide and in the U.S. have experienced significant contraction, de-leveraging and reduced liquidity, and the U.S. federal government, state governments and foreign governments took highly significant measures in response to such events, including the enactment of the Emergency Economic Stabilization Act of 2008 in the United States, and may implement other significant responses in the future. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws. Any changes to securities, tax, environmental, or other laws or regulations, could have a material adverse effect on our results of operations, financial condition or cash flows, and could cause the market price of our common stock to decline.

Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. These difficulties resulted, in part, from declining markets for assets held by such institutions, particularly the reduction in the value of their mortgage and asset-backed securities portfolios. These difficulties were compounded by financial turmoil affecting the world’s debt, credit and capital markets, and the general decline in the willingness by banks and other financial institutions to extend credit, particularly to the shipping industry due to the historically low vessel earnings and values, and, in part, due to changes in overall banking regulations (for example, Basel III). As a result, the ability of banks and credit institutions to finance new projects, including the acquisition of new vessels in the future, were for a time uncertain. Following the stress tests run by the European Central Bank, revised capital ratios have been communicated to European banks. This has reduced the uncertainty following the difficulties of the past several years, but it has also led to changes in each bank’s lending policies and ability to provide financing or refinancing. A recurrence of global economic weakness may adversely affect the financial institutions that provide our credit facilities and may impair their ability to continue to perform under their financing obligations to us, which could have an impact on our ability to fund current and future obligations.

Furthermore, we may experience difficulties obtaining financing commitments, including commitments to refinance our existing debt as payments come due under our credit facilities, in the future if lenders are unwilling to extend financing to us or unable to meet their funding obligations due to their own liquidity, capital or solvency issues. Due to the fact that we would possibly cover all or a portion of the cost of any new acquisition with debt financing, such uncertainty, combined with restrictions imposed by our current debt, could hamper our ability to finance vessels or other assets and new business acquisitions.

In addition, the economic uncertainty worldwide has made demand for shipping services volatile and has reduced charter rates, which may adversely affect our results of operations and financial condition. Currently, the economies of China, Japan, other Asian Pacific countries and India are the main driving force behind the development in seaborne transportation. Reduced demand from such economies has in the past driven decreased rates and vessel values and could do so in the future.

In addition, as a result of the ongoing political and economic turmoil in Greece resulting from the sovereign debt crisis and the related austerity measures implemented by the Greek government, the operations of our managers located in Greece may be subjected to new regulations and potential shift in government policies that may require us to incur new or additional compliance or other administrative costs and may require that we pay to the Greek government new taxes or other fees. We also face the risk that strikes, work stoppages, civil unrest and violence within Greece may disrupt the shoreside operations of our managers located in Greece.

We could face risks attendant to changes in economic environments, changes in interest rates and instability in certain securities markets, among other factors. Major market disruptions and the uncertainty in market conditions and the regulatory climate in the U.S., Europe and worldwide could adversely affect our business or impair our ability to borrow amounts under any future financial arrangements. The current market conditions may last longer than we anticipate. These recent and developing economic and governmental factors could have a material adverse effect on our results of operations, financial condition or cash flows. Because international tanker companies often generate most or all of their revenues in U.S. dollars but incur a portion of their expenses in other currencies, exchange rate fluctuations could cause us to suffer exchange rate losses, thereby increasing expenses and reducing income.

Because international tank companies often generate most or all of their revenues in U.S. dollars but incur a portion of their expenses in other currencies, exchange rate fluctuations could cause us to suffer exchange rate losses, thereby increasing expenses and reducing income.

We engage in worldwide commerce with a variety of entities. Although our operations may expose us to certain levels of foreign currency risk, our transactions are predominantly U.S. dollar-denominated. Transactions in currencies other than the functional currency are translated at the exchange rate in effect at the date of each transaction. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, decreasing our income. A greater percentage of our transactions and expenses in the future may be denominated in currencies other than the U.S. dollar. As part of our overall risk management policy, we will attempt to hedge these risks in exchange rate fluctuations from time to time. We may not always be successful in such hedging activities and, as a result, our operating results could suffer as a result of un-hedged losses incurred as a result of exchange rate fluctuations. For example, as of September 30, 2016, the value of the U.S. dollar as compared to the Euro decreased by approximately 2.7% compared with the respective value as of December 31, 2015. A greater percentage of our transactions and expenses in the future may be denominated in currencies other than the U.S. dollar.

Labor interruptions and problems could disrupt our business.

Certain of our vessels are manned by masters, officers and crews that are employed by third parties. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out normally and could have a material adverse effect on our business, results of operations, cash flow and financial condition.

Risks Relating to Our VLCC Vessels

The indemnity may be inadequate to cover any damages.

The Securities Purchase Agreement for the VLCC vessels acquired through the VLCC Acquisition has a cap on indemnity obligations, subject to certain exceptions, of $58.7 million. Although we performed substantial due diligence with respect to the VLCC Acquisition, there can be no assurance that there will not be undisclosed liabilities or other matters not discovered in the course of such due diligence and the $58.7 million indemnity may be inadequate to cover these or other damages related to breaches of such agreement. In addition, since the return to Navios Acquisition of 217,159 shares on November 4, 2011 in settlement of claims relating to representation and warranties attributable to the sellers and the return of the balance of the escrow shares to the sellers, it may be difficult to enforce an arbitration award for any amount of damages.

Risks Related to Our Relationship with Navios Holdings and Its Affiliates

Navios Holdings has limited experience in the crude oil, product and chemical tanker sectors.

The Manager, oversees the commercial and administrative management of our entire fleet and the technical management of a portion of our fleet. Navios Holdings is a vertically-integrated seaborne shipping and logistics company with 60 years of operating history in the shipping industry that held approximately 42.9% of our shares of common stock as of November 21, 2016. Other than with respect to South American operations, Navios Holdings’ experience in the crude oil, chemical and product tanker sectors dates to 2010. Navios Holdings or the Manager may make decisions that a more experienced operator in the sector might not make. If Navios Holdings or the Manager is not able to properly assess or ascertain a particular aspect of the crude oil, product or chemical tanker sectors, it could have a material adverse effect on our operations.

Navios Holdings may compete directly with us, causing certain officers to have a conflict of interest.

Angeliki Frangou is an officer and director of Navios Holdings, Navios Midstream, Navios Partners and Navios Acquisition. We operate in the crude oil, product and chemical tanker sectors of the shipping industry, and although Navios Holdings does not currently have any significant exposure in those sectors, there is no assurance it will not enter them. If it does, we may compete directly with Navios Holdings for business opportunities.

Navios Holdings, Navios Partners, Navios Midstream and Navios Acquisition share certain officers and directors who may not be able to devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Angeliki Frangou is an officer and director of Navios Holdings, Navios Midstream and Navios Acquisition, and Ms. Frangou is an officer and director of Navios Partners. As a result, demands for our officers’ time and attention as required from Navios Acquisition, Navios Partners, Navios Midstream and Navios Holdings may conflict from time to time and her limited devotion of time and attention to our business may hurt the operation of our business.

The loss of key members of our senior management team could disrupt the management of our business.

We believe that our success depends on the continued contributions of the members of our senior management team, including Angeliki Frangou, our Chairman and Chief Executive Officer. The loss of the services of Ms. Frangou or one of our other executive officers or senior management members could impair our ability to identify and secure new charter contracts, to maintain good customer relations and to otherwise manage our business, which could have a material adverse effect on our financial performance and our ability to compete.

We are dependent on a subsidiary of Navios Holdings for the commercial and administrative management of our fleet and the technical management of a portion of our fleet, which may create conflicts of interest.

As we subcontract the technical and commercial management of our fleet, including crewing, maintenance and repair, to the Manager, and on an interim basis to other third party managers, the loss of these services or the failure of the Manager to perform these services could materially and adversely affect the results of our operations. Although we may have rights against the Manager if it defaults on its obligations to us, you will have no recourse directly against it. Further, we expect that we will need to seek approval from our respective lenders to change our commercial and technical managers. Navios Holdings has responsibilities and relationships to owners other than Navios Acquisition that could create conflicts of interest between us and Navios Holdings or the Manager. These conflicts may arise in connection with the provision of chartering services to us for our fleet versus carriers managed by Navios Holdings’ subsidiaries or other companies affiliated with Navios Holdings.

Navios Holdings, our affiliate and a greater than 5% holder of our common stock, Angeliki Frangou, our Chairman and Chief Executive Officer, and certain of our officers and directors collectively own a substantial interest in us, and, as a result, may influence certain actions requiring stockholder vote.

As of November 21, 2016, Navios Holdings, Angeliki Frangou, our Chairman and Chief Executive Officer, and certain of our officers and directors beneficially own, in the aggregate, 46.7% of our issued and outstanding shares of common stock, which permits them to influence the outcome of effectively all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions. Furthermore, if Navios Holdings and Ms. Frangou or an affiliate ceases to hold a minimum of 30% of our common stock, then we will be in default under our credit facilities.

Risks Related to Our Common Stock and Capital Structure

We are incorporated in the Republic of the Marshall Islands, a country that does not have a well-developed body of corporate law, which may negatively affect the ability of public stockholders to protect their interests.

Our corporate affairs are governed by our amended and restated articles of incorporation and bylaws, and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Stockholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, public stockholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction.

We are incorporated under the laws of the Marshall Islands and our directors and officers are non-U.S. residents, and although you may bring an original action in the courts of the Marshall Islands or obtain a judgment against us, our directors or our management based on U.S. laws in the event you believe your rights as a stockholder have been infringed, it may be difficult to enforce judgments against us, our directors or our management.

We are incorporated under the laws of the Republic of the Marshall Islands and all of our assets are located outside of the United States. Our business will be operated primarily from our offices in Monte Carlo, Monaco. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these nonresidents are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or the assets of our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands based on U.S. laws, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may impracticable for you to do so given the geographic location of the Marshall Islands.

Since we are a foreign private issuer, we are not subject to certain SEC regulations that companies incorporated in the United States would be subject to.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States public companies including:

•	the rules under the Exchange Act requiring the filing with the SEC, of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the provisions of Regulation FD of the Exchange Act aimed at preventing issuers from making selective disclosures of material information; and

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

Accordingly, investors in our common stock may not be able to obtain all of the information of the type described above, and our stockholders may not be afforded the same protections or information generally available to investors holding shares in public companies in the United States.

Anti-takeover provisions in our amended and restated articles of incorporation could make it difficult for our stockholders to replace or remove our current board of directors or could have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock.

Several provisions of our amended and restated articles of incorporation and bylaws could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of our management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These provisions include those that:

•	authorize our board of directors to issue “blank check” preferred stock without stockholder approval;

•	provide for a classified board of directors with staggered, three-year terms;

•	require a super-majority vote in order to amend the provisions regarding our classified board of directors with staggered, three-year terms; and

•	prohibit cumulative voting in the election of directors.

These anti-takeover provisions could substantially impede the ability of stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.

Registration rights held by our initial stockholders and others may have an adverse effect on the market price of our common stock.

Certain stockholders, which include Navios Holdings and certain members of the management of Navios Acquisition, Navios Holdings and Navios Partners, are entitled to demand that we register the resale of their common stock totaling 67,320,507 shares. In addition, one third-party holder has an effective resale registration statement with respect to 1,677,759 shares of common stock. If all of these stockholders exercise their registration rights with respect to all of their shares of common stock, including the effective resale registration statement, there will be an additional 68,998,266 shares of common stock eligible for trading in the public market. The presence of these additional shares may have an adverse effect on the market price of our common stock.

The New York Stock Exchange may delist our securities from quotation on its exchange, which could limit your ability to trade our securities and subject us to additional trading restrictions.

Our securities are listed on the New York Stock Exchange (the “NYSE”), a national securities exchange. Although we currently satisfy the NYSE minimum listing standards, which only requires that we meet certain requirements relating to stockholders’ equity, number of round-lot holders, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NYSE in the future.

If NYSE delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for us;

•	a decreased ability for us to issue additional securities or obtain additional financing in the future;

•	limited liquidity for our stockholders due to thin trading; and

•

loss of our tax exemption under Section 883 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), loss of preferential capital gain tax rates for certain dividends received by certain non-corporate U.S. holders and loss of “mark-to-market” election by U.S. holders in the event we are treated as a passive foreign investment company (“PFIC”).

Risks Related to Our Indebtedness

We have substantial indebtedness and may incur substantial additional indebtedness, which could adversely affect our financial health and our ability to obtain financing in the future, react to changes in our business and make debt service payments.

We have substantial indebtedness, and we may also increase the amount of our indebtedness in the future. The terms of our credit facilities and other instruments and agreements governing our indebtedness do not prohibit us from doing so. Our substantial indebtedness could have important consequences for our stockholders.

Because of our substantial indebtedness:

•

our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, vessel or other acquisitions or general corporate purposes may be impaired in the future;

•	if new debt is added to our debt levels after the vessel acquisition, the related risks that we now face would increase and we may not be able to meet all of our debt obligations;

•

a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes, and there can be no assurance that our operations will generate sufficient cash flow to service this indebtedness;

•	we will be exposed to the risk of increased interest rates because our borrowings under the credit facilities will be at variable rates of interest;

•	it may be more difficult for us to satisfy our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness;

•	we may be more vulnerable to general adverse economic and industry conditions;

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we may be at a competitive disadvantage compared to our competitors with less debt or comparable debt at more favorable interest rates and, as a result, we may not be better positioned to withstand economic downturns;

•	our ability to refinance indebtedness may be limited or the associated costs may increase; and

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our flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, or we may be prevented from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins or our business.

Highly leveraged companies are significantly more vulnerable to unanticipated downturns and setbacks, whether directly related to their business or flowing from a general economic or industry condition, and therefore are more vulnerable to a business failure or bankruptcy.

The agreements and instruments governing our indebtedness and other obligations do or will contain restrictions, limitations and obligations that could significantly impact our ability to operate our business and adversely affect our stockholders.

The agreements and instruments governing our indebtedness and other commitments we enter into, including certain credit lines to our affiliates, impose certain operating and financial restrictions on us.

Among other restrictions, these restrictions and our other obligations and commitments may limit our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	create liens on our assets;

•	make investments;

•	engage in mergers and acquisitions or sell all or substantially all of our properties or assets;

•	redeem or repurchase capital stock, pay dividends or make other restricted payments and investments;

•	make capital expenditures;

•	change the management of our vessels or terminate the management agreements we have relating to our vessels;

•	enter into long-term charter arrangements without the consent of the lender;

•	transfer or sell any of our vessels;

•	enter into certain transactions with our affiliates; and

•	reduce our cash available for growth and other purposes.

Therefore, we will need to seek permission from our lenders in order to engage in some corporate and commercial actions that we believe would be in the best interest of our business, and a denial of permission may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our lenders’ interests may be different from our interests, and we cannot guarantee that we will be able to obtain our lenders’ permission when needed. This may prevent us from taking actions that are in our best interest. Any future credit agreement may include similar or more restrictive restrictions.

Additionally, we have entered into an agreement with Navios Holdings, pursuant to which we have provided Navios Holdings with a credit facility of up to $70.0 million. As of September 30, 2016, the amount drawn under this facility was $50.0 million. The draw downs on the facility will limit the funds available for other purposes.

Our credit facilities contain requirements that the value of the collateral provided pursuant to the credit facilities must equal or exceed by a certain percentage the amount of outstanding borrowings under the credit facilities and that we maintain a minimum liquidity level. In addition, our credit facilities contain additional restrictive covenants, including a minimum net worth requirement and maximum total net liabilities over net assets requirement. It is an event of default under our credit facilities if such covenants are not complied with or if Navios Holdings, Ms. Angeliki Frangou, our Chairman and Chief Executive Officer, and their respective affiliates cease to hold a minimum percentage of our issued stock. In addition, the indenture governing the notes also contains certain provisions obligating us in certain instances to make offers to purchase outstanding notes with the net proceeds of certain sales or other dispositions of assets or upon the occurrence of an event of loss with respect to a mortgaged vessel, as defined in the indenture. Our ability to comply with the covenants and restrictions contained in our agreements and instruments governing our indebtedness may be affected by economic, financial and industry conditions and other factors beyond our control. If we are unable to comply with these covenants and restrictions, our indebtedness could be accelerated. If we are unable to repay indebtedness, our lenders could proceed against the collateral securing that indebtedness. In any such case, we may be unable to borrow under our credit facilities and may not be able to repay the amounts due under our agreements and instruments governing our indebtedness. This could have serious consequences on our financial condition and results of operations and could cause us to become bankrupt or insolvent. Our ability to comply with these covenants in future periods will also depend substantially on the value of our assets, our charter rates, our success at keeping our costs low and our ability to successfully implement our overall business strategy. Any future credit agreement or amendment or debt instrument may contain similar or more restrictive covenants.

Our ability to generate the significant amount of cash needed to service our other indebtedness and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

Our ability to make scheduled payments on, or to refinance our obligations under, our indebtedness will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond our control.

We will use cash to pay the principal and interest on our indebtedness. These payments limit funds otherwise available for working capital, capital expenditures, vessel acquisitions and other purposes. As a result of these obligations, our current liabilities may exceed our current assets. We may need to take on additional indebtedness as we expand our fleet, which could increase our ratio of indebtedness to equity. The need to service our indebtedness may limit funds available for other purposes and our inability to service indebtedness in the future could lead to acceleration of our indebtedness and foreclosure on our owned vessels.

Our credit facilities mature on various dates through 2022 and our ship mortgage notes mature on November 15, 2021. In addition, borrowings under certain of the credit facilities have amortization requirements prior to final maturity. We cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing, particularly because of our anticipated high levels of indebtedness and the indebtedness incurrence restrictions imposed by the agreements governing our indebtedness, as well as prevailing market conditions.

We could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our indebtedness service and other obligations. Our credit facilities, the indenture governing our notes and any future indebtedness may restrict our ability to dispose of assets and use the proceeds from any such dispositions. If we do not reinvest the proceeds of asset sales in our business (in the case of asset sales of no collateral with respect to such indebtedness) or in new vessels or other related assets that are mortgaged in favor of the lenders under our credit facilities (in the case of assets sales of collateral securing), we may be required to use the proceeds to repurchase senior indebtedness. We cannot assure you we will be able to consummate any asset sales, or if we do, what the timing of the sales will be or whether the proceeds that we realize will be adequate to meet indebtedness service obligations when due.

Most of our credit facilities require that we maintain loan to collateral value ratios in order to remain in compliance with the covenants set forth therein. If the value of such collateral falls below such required level, we would be required to either prepay the loans or post additional collateral to the extent necessary to bring the value of the collateral as compared to the aggregate principal amount of the loan back to the required level. We cannot assure you that we will have the cash on hand or the financing available to prepay the loans or have any unencumbered assets available to post as additional collateral. In such case, we would be in default under such credit facility and the collateral securing such facility would be subject to foreclosure by the applicable lenders.

An increase or continuing volatility in interest rates would increase the cost of servicing our indebtedness and could reduce our profitability, earnings and cash flow.

Amounts borrowed under our term loan facilities fluctuate with changes in LIBOR. LIBOR has been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times. We may also incur indebtedness in the future with variable interest rates. As a result, an increase in market interest rates would increase the cost of servicing our indebtedness and could materially reduce our profitability, earnings and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial indebtedness. Because the interest rates borne by our outstanding indebtedness may fluctuate with changes in LIBOR, if this volatility were to continue, it could affect the amount of interest payable on our debt, which in turn, could have an adverse effect on our profitability, earnings and cash flow.

The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.

We are incorporated under the laws of the Republic of the Marshall Islands and our subsidiaries are also incorporated under the laws of the Republic of the Marshall Islands, the Cayman Islands, Hong Kong and certain other countries other than the United States, and we conduct operations in countries around the world. Consequently, in the event of any bankruptcy, insolvency or similar proceedings involving us or one of our subsidiaries, bankruptcy laws other than those of the United States could apply. We have limited operations in the United States. If we become a debtor under the United States bankruptcy laws, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States or that a United States bankruptcy court would be entitled to, or accept, jurisdiction over such bankruptcy case or that courts in other countries that have jurisdiction over us and our operations would recognize a United States bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

We may be unable to raise funds necessary to finance the change of control repurchase offer required by the indenture governing our notes.

If we experience specified changes of control, we would be required to make an offer to repurchase all of our outstanding notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of specified events that could constitute a change of control will constitute a default under our credit facilities. There are also change of control events that would constitute a default under the credit facilities that would not be a change of control under the indenture. In addition, our credit facilities prohibit the purchase of notes by us in the event of a change of control, unless and until such time as the indebtedness under our credit facilities is repaid in full. As a result, following a change of control event, we would not be able to repurchase notes unless we first repay all indebtedness outstanding under our credit facilities and any of our other indebtedness that contains similar provisions; or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. In addition, our failure to purchase the notes after a change of control in accordance with the terms of the indenture would constitute an event of default under the indenture, which in turn would result in a default under our credit facilities.

Our inability to repay the indebtedness under our credit facilities will constitute an event of default under the indenture governing our notes, which could have materially adverse consequences to us. In the event of a change of control, we cannot assure you that we would have sufficient assets to satisfy all of our obligations under our credit facilities and the notes. Our future indebtedness may also require such indebtedness to be repurchased upon a change of control.

We may require additional financing to acquire vessels or businesses or to exercise vessel purchase options, to finance any planned growth, and such financing may not be available.

In the future, we may be required to make substantial cash outlays to exercise options or to acquire vessels or business and will need additional financing to cover all or a portion of the purchase prices. We may seek to cover the cost of such items with new debt collateralized by the vessels to be acquired, if applicable, but there can be no assurance that we will generate sufficient cash or that debt financing will be available. Moreover, the covenants in our credit facilities, the indenture or other debt may make it more difficult to obtain such financing by imposing restrictions on what we can offer as collateral.

Tax Risks

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

We will be treated as a “passive foreign investment company,” (“PFIC”), for U.S. federal income tax purposes if either (1) at least 75% of our gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of our assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. stockholders of a PFIC may be subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our current and projected methods of operations, and an opinion of counsel, we believe that we were not a PFIC for the 2015, 2014, 2013, 2012 and 2011 taxable years (we were treated as a PFIC for the 2008, 2009 and 2010 taxable years), and we do not believe that we will be a PFIC for 2016 and subsequent taxable years. For post-2010 taxable years, our U.S. counsel, Thompson Hine LLP, is of the opinion that (1) the income we receive from the time chartering activities and assets engaged in generating such income should not be treated as passive income or assets, respectively, and (2) so long as our income from time charters exceeds 25.0% of our gross income for each taxable year after our 2010 taxable year and the value of our vessels contracted under time charters exceeds 50.0% of the average value of our assets for each taxable year after our 2010 taxable year, we should not be a PFIC for any taxable year after our 2010 taxable year. This opinion is based on representations and projections provided to our counsel by us regarding our assets, income and charters, and its validity is conditioned on the accuracy of such representations and projections.

We may have to pay tax on United States source income, which would reduce our earnings.

Under the Code, 50% of the gross transportation income of a vessel-owning or chartering corporation, such as us and our subsidiaries, that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is characterized as U.S. Source International Transportation Income and such U.S. Source International Transportation Income is generally subject to a 4% U.S. federal income tax without allowance for deduction or, if such U.S. Source International Transportation Income is effectively connected with the conduct of a trade or business in the United States, U.S. federal corporate income tax (presently imposed at up to a 35.0% rate) as well as a branch profits tax (presently imposed at a 30.0% rate on effectively connected earnings), unless the non-U.S. corporation qualifies for exemption from tax under Section 883 of the Code and the treasury regulations promulgated thereunder (“Treasury Regulations”). In general, the exemption from U.S. federal income taxation under Section 883 of the Code provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations, it will not be subject to the net basis and branch profit taxes or the 4% gross basis tax on its U.S. Source International Transportation Income.

We expect that we and each of our vessel-owning subsidiaries have qualified for this statutory tax exemption and we will take this position for U.S. federal income tax return reporting purposes for our 2016 taxable year. However, the delisting of our securities from quotation on the NYSE (or other factual circumstances beyond our control) could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. Source International Transportation Income. See “— Risks Related to our Common Stock and Capital Structure—The New York Stock Exchange may delist our securities from quotation on its exchange, which could limit your ability to trade our securities and subject us to additional trading restrictions.”

If we or our vessel-owning subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries would be subject for those years to a 4% U.S. federal income tax (without allowance for deduction) on our U.S. Source International Transportation Income. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings.

Other Tax Jurisdictions

In accordance with the currently applicable Greek law, foreign flagged vessels, that are managed by Greek or foreign ship management companies having established an office in Greece, are subject to duties towards the Greek state which are calculated on the basis of the relevant vessels’ tonnage. The payment of said duties exhausts the tax liability of the foreign ship owning company and the relevant manager against any tax, duty, charge or contribution payable on income from the exploitation of the foreign flagged vessel.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our consolidated earnings to our consolidated fixed charges for the periods indicated.

	Nine Months Ended September 30,				Year Ended December 31,
	2016		2015		2015		2014		2013		2012		2011
Ratio of Earnings to fixed charges		1.88		2.29		2.23		1.12	(A	)	(A	)	(A	)
(A) Additional pre-tax income from continuing operations before adjustment for income or loss from equity investees necessary to generate a ratio of earnings to fixed charges of 1.00	$	N/A	$	N/A	$	N/A	$	N/A	$63,664		$19,016		$16,011
Ratio of Earnings to fixed charges and Preferred Stock Dividends		1.84		2.23		2.17		1.09	(B	)	(B	)	(B	)
(B) Additional pre-tax income from continuing operations before adjustment for income or loss from equity investees necessary to generate a ratio of earnings to fixed charges and preferred stock dividends of 1.00	$	N/A	$	N/A	$	N/A	$	N/A	$65,398		$20,660		$17,271

(1)

For purposes of computing our ratio of earnings to fixed charges on a consolidated basis, earnings is the result of adding (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, and subtracting (a) interest capitalized and (b) preference security dividend requirements of consolidated subsidiaries. Fixed charges represent (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) interest within time-charter hire and rental expense, and (iv) preference security dividend requirements of consolidated subsidiaries. Preferred stock dividends represent the amount of pre-tax earnings that would be required to pay the dividends on outstanding preference securities.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including our financial forecast and any other statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate as described in this prospectus. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•

our ability to maintain or develop new and existing customer relationships with major refined product importers and exports, major crude oil companies and major commodity traders, including our ability to enter into long term charters for our vessels;

•	our ability to successfully grow our business and our capacity to manage our expanding business;

•	future levels of cash flow and levels of dividends, as well as our future cash dividend policy;

•	our current and future business and growth strategies and other plans and objectives for future operations;

•	our future operating and financial results, including the amount of fixed hire and profit share that we may receive;

•

our ability to identify and consummate desirable acquisitions, dispositions, joint ventures or strategic alliances, business strategy, areas of possible expansion, and expected capital expenditure or operating expenses;

•	tanker industry trends, including charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we may order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and drydocking costs;

•	the ability of our vessels to pass classification inspection and vetting inspections by oil majors;

•	our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under long-term time charter;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•

our ability to repay outstanding indebtedness, to fulfill other financial obligations, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or action taken by regulatory authorities and the expected costs thereof;

•	potential liability from litigation and our vessel operations, including discharge of pollutants;

•	our track record, and past and future performance, in safety, environmental and regulatory matters;

•	the impact of heightened environmental and quality concerns of insurance underwriters and charterers;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	global economic outlook and growth and changes in general economic and business conditions;

•	general domestic and international political conditions, including wars, acts of piracy and terrorism;

•	changes in production of or demand for oil and petroleum products, either globally or in particular regions;

•	changes in the standard of service or the ability of our technical managers to be approved as required; and

•	our ability to leverage to our advantage, Navios Holdings’ relationships and reputation in the shipping industry.

These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions, and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks discussed under the heading “Risk Factors.” The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated.

The risks, uncertainties and assumptions involve are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2016.

The historical data in the table is derived from our consolidated financial statements, which are incorporated by reference herein from our Report on Form 6-K for the fiscal quarter ended September 30, 2016, furnished to the SEC on November 21, 2016.

As of September 30, 2016
(Unaudited) (In thousands of U.S. dollars)
Long-term Debt (including current portion and bond premium of $1,448)(1)(2):	1,171,962
Puttable common stock 350,000 shares issued and outstanding with $3,500 redemption amount as of September 30, 2016(3)	$3,500
Stockholder’s Equity:
Preferred stock, $0.0001 par value, 10,000,00 shares authorized; 1,000 series C shares issued and outstanding as of September 30, 2016	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 150,682,990 issued and outstanding as of September 30, 2016	15
Additional paid-in capital	541,651
Retained earnings	21,002

Total Stockholders’ Equity	562,668

Total Capitalization	$1,738,130

(1)	Long-term debt (including current portion) excludes deferred financing costs of $17,789 as of September 30, 2016.
(2)

On October 4, 2016, in connection to the sale of the Nave Universe, Navios Acquisition prepaid $16,372 being the respective tranche drawn from the HSH Nordbank AG credit facility that financed the Nave Universe.

On November 15, 2016, in connection to the sale of the Nave Constellation, Navios Acquisition prepaid $16,372 being the respective tranche drawn from the HSH Nordbank AG credit facility that financed the acquisition of the Nave Constellation.

Subsequent to September 30, 2016 and as of November 18, 2016, Navios Acquisition has repaid, excluding the prepayments discussed above in connection to the vessels’ sales, the amount of $23,091 of long-term indebtedness, which includes a $16,000 balloon installment for one of our two chemical tankers.

(3)	On October 3, 2016, Navios Acquisition redeemed, through the holder’s put option, 100,000 shares of the puttable common stock and paid cash of $1,000 to the holder upon redemption.

PRICE RANGE OF OUR SECURITIES

Our common stock is currently traded on the NYSE under the symbol “NNA,” and on November 18, 2016, the last reported sales prices of our common stock was $1.63 per share.

The following table sets forth the high and low closing sales prices of our common stock on the NYSE.

	Price Range
	High	Low
Year Ended:
December 31, 2015	$4.33	$2.82
December 31, 2014	$4.85	$2.47
December 31, 2013	$4.50	$2.45
December 31, 2012	$3.66	$2.11
December 31, 2011	$4.55	$2.51
Quarter Ended:
September 30, 2016	$1.62	$1.20
June 30, 2016	$1.97	$1.52
March 31, 2016	$2.83	$1.55
December 31, 2015	$3.85	$2.82
September 30, 2015	$4.33	$3.27
June 30, 2015	$4.00	$3.36
March 31, 2015	$4.00	$3.20
December 31, 2014	$3.73	$2.47
September 30, 2014	$3.68	$2.71
June 30, 2014	$3.90	$3.49
March 31, 2014	$4.85	$3.63
Month Ended:
November 1, 2016 – November 18, 2016	$1.80	$1.22
October 31, 2016	$1.40	$1.27
September 30, 2016	$1.51	$1.20
August 31, 2016	$1.61	$1.45
July 31, 2016	$1.62	$1.42
June 30, 2016	$1.96	$1.52
May 31, 2016	$1.87	$1.64
April 30, 2016	$1.97	$1.55

DESCRIPTION OF SECURITIES

General

We are authorized to issue 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of November 21, 2016, 150,582,990 shares of common stock, held by 16 holders of record, and 1,000 shares of Preferred Stock were outstanding.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or conversion provisions applicable to the common stock.

Preferred Stock

Our amended and restated articles of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Currently, we have authorized:

•	1,000 shares of Series C Convertible Preferred Stock, par value $0.0001 (the “Series C Preferred Stock”) authorized, all of which are issued and outstanding; and

We have no other classes of preferred stock.

Series C Preferred Stock

Currently, there are 1,000 shares of our Series C Preferred Stock outstanding. Our Series C Preferred Stock ranks pari passu with the common stock. The Series C Preferred Stock can be converted at any time after March 31, 2013 by the holder into a number of shares of common stock determined by multiplying each share of Series C Preferred Stock to be converted by 7,676, subject to adjustment and limitation in the event the holder would own in excess of 45% of the then issued an outstanding shares of common stock. Holders of our Series C Preferred Stock do not have any voting rights, but are entitled to participate in any common stock dividend declared by the board of directors on an as converted basis. Holders of our Series C Preferred Stock also have no preemptive or mandatory redemption rights, and there are no sinking fund provisions applicable to our Series C Preferred Stock.

Registration Rights

Pursuant to a registration rights agreement between us and our initial stockholders entered into in connection with the IPO, the holders of the sponsor units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), the co-investment shares and such other shares of common stock purchased pursuant to the limit orders described above are entitled to three demand registration rights, “piggy-back” registration rights and short-form resale registration rights. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us. In addition, we have registered the 1,677,759 shares of common stock issued in connection with the VLCC Acquisition. The resale registration statement became effective on January 19, 2011.

On February 26, 2013, Navios Acquisition completed the private placement of 17,702,491 shares of common stock to Navios Holdings and certain members of management of Navios Acquisition, Navios Holdings and Navios Partners, and entered into a registration rights agreement with Navios Holdings and the members of management of Navios Acquisition, Navios Holdings and Navios Partners who purchased shares in the private placement, providing for three demand registration rights, standard “piggy-back” registration rights and short-form resale registration rights with respect to the shares purchased in the private placement.

On May 21, 2013, Navios Acquisition completed the private placement of 16,438,356 shares of common stock to Navios Holdings, and entered into a registration rights agreement with Navios Holdings, providing for three demand registration rights, standard “piggy-back” registration rights and short-form resale registration rights with respect to the shares purchased in the private placement.

On September 16, 2013, Navios Acquisition completed the private placement of 12,897,013 shares of common stock to Navios Holdings, and entered into a registration rights agreement with Navios Holdings, providing for three demand registration rights, standard “piggy-back” registration rights and short-form resale registration rights with respect to the shares purchased in the private placement.

We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Dividends

At the present time, we intend to retain most of our available earnings generated by operations for the development and growth of our business. The declaration and payment of any dividend remains subject to the discretion of the board of directors, and will depend on, among other things, Navios Acquisition’s cash requirements as measured by market opportunities and conditions. In addition, the terms and provisions of our current secured credit facilities and our indenture limit our ability to pay dividends in excess of certain amounts or if certain covenants are not met.

On May 11, 2015, our Board of Directors declared a quarterly cash dividend in respect of the first quarter of 2015 of $0.05 per share of common stock payable on July 2, 2015 to stockholders of record as of June 18, 2015.

On August 13, 2015, our Board of Directors declared a quarterly cash dividend in respect of the second quarter of 2015 of $0.05 per share of common stock payable on September 24, 2015 to stockholders of record as of September 18, 2015.

On November 6, 2015, our Board of Directors declared a quarterly cash dividend in respect of the third quarter of 2015 of $0.05 per share of common stock payable on December 23, 2015 to stockholders of record as of December 17, 2015.

On February 4, 2016, our Board of Directors declared a quarterly cash dividend in respect of the fourth quarter of 2015 of $0.05 per share of common stock payable on March 23, 2016 to stockholders of record as of March 17, 2016.

On May 11, 2016, our Board of Directors declared a quarterly cash dividend in respect of the first quarter of 2016 of $0.05 per share of common stock payable on June 22, 2016 to stockholders of record as of June 17, 2016.

On August 10, 2016, the Board of Directors declared a quarterly cash dividend in respect of the second quarter of 2016 of $0.05 per share of common stock payable on September 21, 2016 to stockholders of record as of September 14, 2016.

On November 4, 2016, the Board of Directors declared a quarterly cash dividend in respect of the third quarter of 2016 of $0.05 per share of common stock payable on December 21, 2016 to stockholders of record as of December 14, 2016.

Transfer Agent

The transfer agent for Navios Acquisition’s common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate and working capital purposes.

We have not determined the amounts we plan to spend for any particular purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations, if any, relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants to purchase common stock;

•	debt securities; and/or

•	any combination of the above, separately or as units.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

COMMON STOCK

Each share of common stock would entitle the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock would be entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of common stock would not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock, when issued, will be fully paid and non-assessable. The rights, preferences and privileges of holders of common stock will be subject to the rights of the holders of any shares of preferred stock which we have issued or we may issue in the future.

PREFERRED STOCK

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series preferred stock, and a prospectus supplement will specify these terms for each series offered:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date; and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•

redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of Navios Acquisition, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and nonassessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number if warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. EST on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. Any issuance of debt securities will need to take into account the terms and provisions of our ship mortgage notes and our debt facilities, or any other debt, if such debt is outstanding at the time of issuance of any debt securities we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities we may offer and sell pursuant to this prospectus will be either senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of any series of debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be issued with original issue discount;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be made;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special United States federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common units or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common units or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default under the Indenture

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

•	reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•

issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the Republic of Marshall Islands, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under this section “Legal Ownership of Securities”;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M of the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Reeder & Simpson P.C., Marshall Islands counsel, will provide us with an opinion as to the legal matters in connection with the securities we are offering. Unless otherwise specified in a prospectus supplement, the validity of the debt securities will be passed upon for us by Thompson Hine LLP. In connection with particular offerings of debt securities in the future, the validity of those debt securities also may be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee and the FINRA fee.

SEC registration fee		$5,800.80
FINRA filing fee		*
NYSE listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing costs		*
Transfer agent fees and other		*
Miscellaneous		*

Total	$	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Government Filings

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act, applicable to foreign private issuers. We, as a “foreign private issuer”, are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within 4 months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also anticipate furnishing quarterly reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year, within 75 days after the end of such quarter.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

Documents may also be inspected at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

Information provided by Navios Acquisition

We will furnish holders of our common stock with annual reports containing audited financial statements and corresponding reports by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for the first three quarters of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Operating and Financial Review and Prospects” section for the relevant periods. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rule of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

This prospectus is only part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules:

•	without charge at the public reference room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 20-F for the year ended December 31, 2015, filed on March 22, 2016 (the “Form 20-F”);

•	Our Reports on Form 6-K, filed on January 6, 2016; March 9, 2016; April 22, 2016; June 9, 2016; August 19, 2016; September 20, 2016; September 21, 2016; October 19, 2016; and November 21, 2016;

•	The description of our common stock contained in our Form 8-A, filed on June 19, 2008;

•

All subsequent reports on Form 20-F, filed after the date of this prospectus but before the termination of the offering by this prospectus, shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof; and

•

Our reports on Form 6-K furnished to the SEC subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus, only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but not delivered with this prospectus. You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Vasiliki (Villy) Papaefthymiou

Secretary

Navios Maritime Acquisition Corporation

7, Avenue de Grande Bretagne, Office 11B2

Monte Carlo MC 98000 Monaco

Telephone: (011) + (377) 9798-2140

ENFORCEABILITY OF CIVIL LIABILITIES

AND INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands. A majority of the directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of the assets and the assets of the directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon Navios Acquisition or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against Navios Acquisition or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have obtained directors’ and officers’ liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

Common Stock

Navios Maritime Acquisition Corporation

Having an Aggregate Offering Price of up to $25,000,000

PROSPECTUS SUPPLEMENT

S. Goldman Capital LLC

November 29, 2019